As filed with the Securities and Exchange Commission on July28, 2006
Registration Statement No.  333-134991

United States Securities and Exchange Commission
Washington, D.C. 20549

Form SB-2-A Amendment No. 1
Registration Statement Under the Securities Act of 1933

Baoshinn Corporation
(Name of small business issuer in its charter)

Nevada	4700	20-3486523
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Baoshinn Corporation A-B 8/F Hart Avenue Tsimshatsui, Kowloon, Hong Kong +852 2815 1355 Fax +852 2722 4008	Luke C. Zouvas, Esq. Applbaum & Zouvas LLP 925 Hotel Circle South, San Diego, CA 92108 (619) 688-1715 fax: (619) 688-1716
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

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Calculation of Registration Fee

Securities To Be Registered	Amount To Be Registered	Offering Price Per Share[1]	Aggregate Offering Price	Registration Fee [2]
Common Stock offered by the Company	2,500,000	$0.30	$750,000	$80.25
Common Stock offered by Selling Shareholders	2,500,000	$0.30	$750,000	$80.25

[1] The Offering Price has been arbitrarily determined by Baoshinn Corporation and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

Registrant hereby shall amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS REGISTRATION STATEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED ________________
PRELIMINARY Prospectus
Baoshinn Corporation

Shares of Common Stock
1,000,000 Minimum - 2,500,000 Maximum

Prior to this offering, there has been no public market for the common stock.

In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have the shares of common stock quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. There is, however, no assurance that the shares will ever be quoted on the Bulletin Board.

We are offering a minimum of 1,000,000 shares and a maximum of 2,500,000 shares of common stock on a best efforts basis at the price of $0.30 per share Simultaneously the selling shareholders are offering 2,500,000 shares.

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The minimum number of shares that we have to sell is 1,000,000 shares. All subscriptions will be held in an escrow account until such time as the minimum subscription level has been reached. Thereafter, all funds received to that date and any subsequent subscriptions received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so. There are no minimum share purchase requirements for individual investors.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will any of the officers and directors register as a broker-dealer We have no intention of inviting broker-dealer participation in this offering. We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Investing in our common stock involves substantial risks. See "Risk Factors" starting at page 9.

Price Per Share	Aggregate Offering Price Minimum Maximum		Net Proceeds to Baoshinn Corp. * Minimum Maximum
Common Stock offered by Baoshinn- $0.30	$300,000	$750,000	$200,000	$650,000
Common Stock offered by selling shareholders- $0.30	$750,000	$750,000	Nil	Nil
Total	$1,050,000	$1,500,000	$200,000	$650,000

* $100,000 of the gross proceeds will be used to pay the costs of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

We have incurred losses since inception and our auditors have expressed substantial doubt about our ability to continue as a going concern.

There are no minimum share purchase requirements for individual investors.

The date of this prospectus is _________________

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EXECUTIVE COMPENSATION
General	26
Summary compensation table	26
Options / SAR grants	26
Aggregated option/SAR exercises and fiscal year end option/SAR values	26
Long term incentive plans and awards	26
Compensation of directors	27
Employment contracts, termination of employment, change of control arrangement	27
AVAILABLE INFORMATION	27
LEGAL MATTERS	27
FINANCIAL STATEMENTS	28
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	39

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	39
RECENT SALES OF UNREGISTERED SECURITIES	39
Prior sales of common stock	39
Use of proceeds	40
EXHIBITS	40
List of Exhibits	40
Description of Exhibits	40
UNDERTAKINGS	41
SIGNATURES	41
ATTACHMENTS
Articles Of Incorporation	41
Bylaws	42
Specimen Stock Certificate	51
Opinion of the LAW OFFICE OF APPLBAUM & ZOUVAS LLP regarding legality of the securities being issued	53
Consent of Clancy and Co., P.L.L.C., Certified Public Accountants	56
Subscription Agreement	57

 Summary of Prospectus

This summary provides an overview of selected basic information about us and this offering contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the entire prospectus that contains the more detailed information, particularly the Risk Factors section starting on page 8 and our Consolidated financial statements and the related Notes to those statements included in this prospectus. This prospectus contains certain forward-looking statements. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Summary Information about Our Group

The Baoshinn Group is engaged in the business of selling passenger tickets for a number of airlines and providing travel package services.

Baoshinn was incorporated under the laws of the State of Nevada on September 9, 2005, under the name of JML Holdings, Inc. We were originally formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction.

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On or about October 2005, we issued 5,000,000 restricted common shares for total cash consideration of $50,000 to a total of 9 registered shareholders, all of whom are residents outside of the United States. There are no United States shareholders of record who own shares in Baoshinn. Prior to our identification and acquisition target of Bao Shinn International Express Ltd. (“BSIE”), a privately-held Hong Kong corporation, our only business activities were the organizational activities described above in efforts to locate a suitable business opportunity for acquisition.

We consummated our merger with BSIE on March 31, 2006, by acquiring all of the issued and outstanding common stock of BSIE in a share exchange transaction. We issued 16,500,000 shares in the share exchange transaction for 100% of the issued and outstanding shares of BSIE common stock. As a result of the share exchange transaction, BSIE became our wholly-owned subsidiary.

The former stockholders of BSIE acquired 76.74% of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although BSIE became our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of Baoshinn Corporation, whereby BSIE is deemed to be the accounting acquirer and is deemed to have adopted our capital structure. No finder's fee was paid to any person in connection with the transaction.

BSIE is headquartered in Hong Kong and was established in 2002 offering extended travel services primarily focused on wholesale businesses and corporate clients.

Through our Hong Kong subsidiary, we are ticket consolidators of major international airlines including Thai Airways, Eva Airways, Dragon Air, Air China, China Southern Airlines and China Eastern Airlines. With a strong and experienced team of travel consultants and officers dedicated to excellent travel services, we provide travel services such as ticketing, hotel and accommodation arrangements, tour packages, incentive tours and group sightseeing services.

We are currently expanding into China inbound travel and Disneyland resort tours. Further expansion is planned with China branch offices due to be opened in Shenzhen, Shanghai and Beijing in the next two years. We will offer a more comprehensive spectrum of services to our customers, while maintaining our high standard of service.

The following financial information summarizes certain selected financial information of Baoshinn. This information should be read in conjunction with “Management’s Discussion and Analysis and is qualified in its entirety by the more detailed financial information and notes thereto each appearing elsewhere in this prospectus. Figures are in US$000’s except for per share amounts

Balance Sheet	As of March 31, 2006
Total Assets	2,394
Total Liabilities	1,716
Stockholder’s Equity	678

Operating Data	Year ended 31 March, 2006
Revenue	20,570
Cost of Revenues	19,930
General and Administrative Expenses	865
Other Income	5
Net Loss	(220)
Net Loss Per Share	(0.01)

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See the "Business" section for a more detailed description of our business operations.

The Offering
The following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the Offering" in this prospectus for a more detailed description of the terms of the offering.

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will any of the officers and directors register as a broker-dealer. We have no intention of inviting broker-dealer participation in this offering. We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.
Securities being offered:
• By Baoshinn Corporation	1,000,000 shares minimum and up to a maximum of 2,500,000 shares of common stock
• By the selling shareholders	2,500,000 shares of common stock
Offering price per share by Baoshinn and selling shareholders	$0.30 per share
Offering period:	The shares are being offered both by Baoshinn and the selling shareholders for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to Baoshinn	Approximately $200,000 minimum and up to $650,000 maximum. We will not receive any of the proceeds from the sale of the selling shareholders' shares
Use of proceeds:	We will use our proceeds as follows:

US$
Offering Expenses 100,000
Working Capital 650,000
Gross Proceeds 750,000
Number of shares outstanding before the offering:	21,500,000
Number of shares outstanding after the offering:	22,500,000 minimum and 24,000,000 maximum.

 Risk Factors

 AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SHARES BEING OFFERED. THE FOLLOWING RISK FACTORS ARE SOME OF THE POTENTIAL AND SUBSTANTIAL RISKS WHICH COULD BE INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

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Risks Associated With Our Company

1.	Resale of our securities may be difficult because there is no current market for our securities and it is possible that no market will develop.

There is no current public market for our securities, and no assurance that such a public market will develop in the future. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares. Even if a market does develop there is no guarantee that you will be able to sell your stock for the same amount you originally paid for it.

Our failure to be listed on an exchange or NASDAQ makes trading our shares more difficult for investors. It may also make it more difficult for us to raise additional capital. Further, we may also incur additional costs under state blue sky laws in connection with any sales of our securities.

2.	Doing business in China is subject to legal risks and political and economic changes over which we have no control.

We plan to develop our business in China so its economic policies are affecting our growth.

While China’s economy has experienced a significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

Capital outflow policies in the People’s Republic of China (“PRC”) may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital should these regulations or the interpretation of them by courts or regulatory agencies change we may not be able to remit all income earned from the sale of our product

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3.	Currency fluctuations can cause us significant losses.

Some of our costs are denominated in Chinese Renminbi. Changes in the exchange rate between the PRC Renminbi (“RMB”) and the United States dollars (“US$”) and Hong Kong dollars (“HK$”) may affect our costs of sales and operating margins. Some of our sales are also denominated in RMB.

Fluctuations in the value of the RMB could materially affect our financial condition and results of operations.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As some of our net revenue is denominated in RMB, any significant revaluation of the RMB may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RMB for implement our business plan, appreciation of the RMB against the U.S. dollar could have a material adverse effect on our business plan and results. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of making payments for business purposes and the U.S. dollar appreciates against the RMB, the U.S. dollar equivalent of the RMB we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to our income statement and a reduction in the value of these assets.

On July 21, 2005, the PRC government changed its policy of tying the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation generally has been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

4.We have historically lost money and may continue to lose money in the future; accordingly, our auditors have expressed substantial doubt about our ability to continue as a going concern.

We have historically incurred losses and future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because our operations may not be profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations. Because of our continuing losses from operations and lack of working capital, our auditors have expressed substantial doubt as to our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

	Fiscal year ended March 31, 2005	% of Gross revenue	Fiscal year ended March 31, 2006	% of Gross revenue
Gross Revenue	9,291,881	100.0%	20,570,280	100.0%
Net Loss	118,323	1.3%	220,390	1.1%

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As we have expanded our operations our net loss as a % of revenue has been continually decreasing. This trend is continuing in the first quarter of our fiscal year and we hope to make a profit before the end of the year.

5 .If we cannot raise additional capital to finance future operations, we may need to curtail our operations in the future.

We have relied on our shareholders to fund our operations. We plan to obtain additional capital to finance future operations. We cannot assure you that we will be able to obtain such financing on favorable terms, in sufficient amounts, or at all, when needed. Our inability to obtain sufficient financing would have an immediate material adverse effect on us, and our business, financial condition and results of operations. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business. We have verbal commitments from our officers and directors to fund our operations that we believe should be sufficient for the next 12 months. The commitment from these officers and directors is unequivocal. Some of the officers and directors are the shareholders of the company. They committed to fund the company for the next 12 months before the year ended 31.3.2006. They funded approximately US$177,000 which was deposited into the Company between Mar 2006 and Apr 2006.

We will subsequently need to raise additional capital to fund our future operations.
Risks Associated With This Offering:

1.
After the offering, existing shareholders will still be able to elect all of our directors and control our operations. Investors may find that the decisions of our directors are inconsistent with the best interest of other shareholders.

Even if we sell only 2,500,000 shares of the Company’s stock in this offering, our current shareholders will still own 21,500,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, current shareholders will be able to elect all of our directors and control our operations.

While China’s economy has experienced a significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall economy of China, but may also have a negative effect on us. For example, our operating results and financial condition may be adversely affected by the government control over capital investments or changes in tax regulations.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. In recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform and the reduction of state ownership of productive assets and the establishment of corporate governance in business enterprises; however, a substantial portion of productive assets in China are still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

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Capital outflow policies in the People’s Republic of China may hamper our ability to remit income to the United States.

The PRC has adopted currency and capital transfer regulations. These regulations may require that we comply with complex regulations for the movement of capital should these regulations or the interpretation of them by courts or regulatory agencies change we may not be able to remit all income earned from the sale of our services.

If preferential tax concessions granted by the PRC government are changed or expire, our financial results and results of operations would be materially and adversely.

Our future business may be adversely affected by changes of tax regulation in the PRC . The statutory tax rate generally applicable to companies in China is 33%. Tax laws in China are subject to interpretations by relevant tax authorities.

Risks Associated With Our Securities:

1. We do not expect to pay dividends in the foreseeable future.
We intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future dividends will depend on our earnings, if any, and our financial requirements.

We have historically lost money so we intend to retain the future profit in the company to sustain the business growth rather than pay dividends.

2. Our common stock is deemed to be “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.
Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.

Penny stocks are stock:
•	with a price of less than $5.00 per share;
•	that are not traded on a “recognized” national exchange;

•	whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or
•
in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Cautionary Statement Regarding Forward-Looking Statements
Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors, some of which are discussed elsewhere in this prospectus, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. You should read these factors, including the information under “Risk Factors” beginning on page 8, and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. We do not undertake any obligation to update forward-looking statements made by us.

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  Use of Proceeds

We cannot assure you that we will produce sufficient revenues to sustain our operations since, to date we have incurred substantial losses, and may from time to time require financing for working capital to meet our operating needs and obligations. We will need to raise additional capital to fund our future operations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

We will use the proceeds as follows:
US$
Offering Expenses	100,000
Working Capital	650,000
Gross Proceeds	750,000

  Determination of the Offering Price

We used the following factors in determining the offering price:
a)	experience of the management team in the travel industry
b)	Gross revenue growth rate since inception
c)	Number of airlines appointment as whole sale agent
d)	Connection network in the travel industry

Since we made the decision to file a registration statement on behalf of the selling shareholders, we also established the offering price of $0.30 per share. The offering price we set for our common stock was not based on past earnings, nor is it indicative of the current market value of the assets which we own.

  Dilution of the Price You Pay For Your Shares

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."

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 Our net book value prior to the offering was $678,268 or approximately $0.03 per common share. Prior to selling any shares in this offering, we had 21,500,000 shares of common stock outstanding consisting of 16,500,000 shares (at a price of $0.03 per share) and 5,000,000 of which were purchased by nine arms-length individuals for $50,000 in cash (at a price of $0.01 per share).
We are now offering a minimum of 1,000,000 shares and a maximum of 2,500,000 shares at a price of $0.30 per share. If all shares being offered are sold, we will have 24,000,000 shares outstanding upon completion of the offering. Our post offering pro forma net book value, which gives effect to the receipt of the net proceeds from the offering on all shares sold but does not take into consideration any other changes in our net tangible book value, will be at the minimum offering level $878,268 ($1,328,268 - maximum offering) or approximately $0.0390 per share ($0.0553) which would result in dilution to investors in this offering of $0.261($0.2447 ) per share, or approximately 87% (81.56%) from the public offering price of $0.30 per share. Net tangible book value per share would increase $0.009 - minimum offering ($0.0253) per share for our current shareholders.

As mentioned above in our “Determination of the Offering Price”, we used the following factors in determining the offering price:

a)	experience of the management team in the travel industry
b)	Gross revenue growth rate since inception
c)	Number of airlines appointment as whole sale agent
d)	Connection network in the travel industry

Since we made the decision to file a registration statement on behalf of the selling shareholders, we also established the offering price of $0.30 per share. The offering price we set for our common stock was not based on past earnings, nor is it indicative of the current market value of the assets which we own.

	Percent of Offering Sold	(Min)	75%	100% (Max)
	Shares sold	1,000,000	1,875,000	2,500,000
	Public offering price/share	$0.30	$0.30	$0.30
	Price paid by officers and directors for shares	$0.03	$0.03	$0.03
	NTBV/share prior to offering	$0.0315	$0.0315	$0.0315
	Net proceeds to Baoshinn Corporation. *	$200,000	$462,500	$650,000
	Total shares outstanding	22,500,000	23,375,000	24,000,000
Increase due to new shareholders	Per Share	$0.0135	$0.0231	$0.0295
	Total $	$300,000	$562,500	$750,000
Dilution to new shareholders		$$261,000	$471,000	$611,750
	%	87%	83.7%	81.62%
	Post offering pro forma NTBV/ share	$0.0390	$0.0488	$0.0553
* It is possible that we may not sell a minimum of 1,000,000 shares, in which case the proceeds to Baoshinn Corporation will be $0.

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Upon completion of this offering the net tangible book value of the 24,000,000 shares to be outstanding, assuming all shares are sold, will be $1,328,268, or approximately $0.0553 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0253 per share without any additional investment on their part. You will incur an immediate dilution from $0.30 per share to $0.0553 per share.

After completion of this offering new shareholders will own approximately 10.4% of the total number of shares then outstanding, shares for which you will have made a cash investment of up to $750,000 or $0.30 per share. Our existing stockholders will own approximately 89.6% of the total number of shares then outstanding.

  Selling Security Holders

Each of the selling stockholders are natural persons and are neither a broker-dealer nor an affiliate.

Name and Address	Class/Amount owned before offering	Amount Each Holder Is Offering	% Owned After Offering Is Complete
CHEN Kuo-Hsien Suite 706 1277 Ding Xi Road Shanghai 200050	Common 1,000,000	500,000	4.16%
WONG PakTat 1240 Kensington Road NW Calgary, AB Canada T2N 3P7	Common 500,000	250,000	2.08%
MA Sui Kiu 9123 Scurfield Dr. NW Calgary, AB T3L 4M9 Canada	Common 500,000	250,000	2.08%
Mario TODD Unit B 2/F Tower 4 Metro City, Phase I, Tsueg Kwan O, Hong Kong	Common 500,000	250,000	2.08%
FUNG Yin Wa Flat C, 16/F, Block 4 Grandeur Gdn. 2 Chik Fai St., Tai Wai, Sha Tin NT, Hong Kong	Common 500,000	250,000	2.08%
Candace WONG Sheng Ning Unit C 25/F Grand Excelsior 83 Waterloo Road, Kowloon, Hong Kong	Common 500,000	250,000	2.08%
Decky TSE Chi Kwan Flat D, 17/F, Block 2 Nerine Cove 23 Hang Fu St., Tsuen Mun, Hong Kong	Common 500,000	250,000	2.08%
Donna KNIGHT 16 Co-op Street, Shoringham, Norfolk, England NR308JS	Common 500,000	250,000	2.08%
Frank SPRAY 12 A bby Street, Shoringham, Norfolk, England NR268HH	Common 500,000	250,000	2.08%
TOTAL	5,000,000	2,500,000	5,000,000

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  Terms of the Offering, Plan of Distribution

We have no intention of inviting broker-dealer participation in this offering.

We intend to advertise and hold investment meetings in various states where the offering will be registered. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Our shares are penny stocks covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $1,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser's written agreement to the transaction prior to the sale.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as "bid" and "offer" quotes, a dealers "spread" and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. While Section 15g and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever.

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(a)	The Offering Will Be Sold By Our Officers

We are offering up to a total of 2,500,000 shares of common stock on a best efforts basis, 1,000,000 shares minimum to 2,500,000 shares maximum. The offering price is $0.30 per share. An escrow account will be maintained for all subscriptions received until the minimum subscription level (1,000,000 shares) is reached. If we fail to sell the minimum number of shares all subscriptions will be refunded without interest. Once the minimum subscription level of 1,000,000 shares has been reached, all money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so. Funds from this offering will be placed in a separate bank account at Wells Fargo Bank N.A., The funds will be maintained in the separate bank until we receive a minimum subscription level at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. An Escrow Account has been established that is tied to the Client-Trust Account of Applbaum & Zouvas, Wells Fargo Bank N.A.; ABA#121000248, Acct # TBD; Baoshinn Corporation, Escrow Account.

As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately used by us. If we do not receive the minimum subscription level within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum subscription level within the 270 day period referred to above. There are no finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing the shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement;
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account; and,

If the changes above occur, any new offering may be made by means of a post-effective amendment.

Rule 3a4-1

We will sell the shares in this offering through our officers and directors. The officers and directors engaged in the sale of the securities will receive no commission from the sale of the shares nor will any of the officers and directors register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer. The conditions are that:
1.	None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.
None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	None of such persons is, at the time of his participation, an associated person of a broker-dealer; and
4.
All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

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“Safe Harbor” as applied to our officers and directors:

They are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not broker/dealers or associated with broker/dealers. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Our officers and directors will also distribute the prospectus to potential investors at the meetings, to business associates and to their friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

Underwriters
The persons offering the securities are NOT underwriters within the meaning of Section 2(11) of the Securities Act.

(b) Offering Period and Expiration Date
This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days unless the offering is completed or otherwise terminated by us.

(c) Procedures for Subscribing
If you decide to subscribe for any shares in this offering, you must
1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Baoshinn Corporation."

(d) Right to Reject Subscriptions
We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

(e) Plan of Distribution
This prospectus covers the resale by selling stockholders of shares of our common stock that they have already purchased from us. The offering price will be $0.30 per share for the duration of the offering. This fixed price has no basis in the company’s operating results or revenues. It was arrived arbitrarily. The selling stockholders may sell their shares of common stock either directly or through a broker-dealer in one or more of the following kinds of transactions: (i) transactions in over-the-counter market; (ii) transactions on a stock exchange that lists our common stock; or (iii) transactions privately negotiated between selling stockholders and purchasers, or otherwise.

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Broker-dealers may charge commissions to both selling stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

If a selling stockholder enters into an agreement to sell its shares to a broker-dealer as principal and that broker-dealer acts as an underwriter, we will file a post-effective amendment to the registration statement identifying the broker-dealer, providing the required information on the plan of distribution, revising the appropriate disclosures in the registration statement, and filing the agreement as an exhibit to the registration statement.

Prior to any involvement of any broker-dealer in the offering, such broker-dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporation Finance Department.

To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers. We have not yet filed for registration or exemption in any state. Selling shareholders will be provided with a list of states where the sales by them of common stock have been exempted or registered.

We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus. Shares issued prior to the merger were blank check shares, and as such, can only be offered through a registered offering. The estimated offering expense is expected to be $100,000.00, all of which will be paid by Baoshinn and none by the selling shareholders. Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder. There is no current trading market for the shares and there can be no assurances that a trading market will develop, or, if such a trading market does develop, that it will be sustained. In the event a trading market does develop for our Shares, it will at least initially be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." See “Risk Factors” on page 8.

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(f) Exchange Act Rules 15g-2 through 15g-6

Our common stock is deemed to be “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.
Our common stock is deemed to be “penny stock” as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them.

Penny stocks are stock:
•	with a price of less than $5.00 per share;
•	that are not traded on a “recognized” national exchange;

•	whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or
•
in issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

  Legal Proceedings

We could be subject to litigation from time to time arising from our normal course of operations. Currently, the Baoshinn Group is not a party to any pending litigation and none is contemplated or threatened.

  Directors, Executive Officers, Promoters and Control Persons

(a) Directors and Executive Officers
The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
CHIU Wan Kee Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	63	Chairman, Director
Ricky CHIU Unit 4205-4207A Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong	35	President, Director
Benny KAN 1105 Tao Shue House, Lei Muk Shue Est., Kwai Chung, Kowloon, Hong Kong	40	C.E.O., C.F.O., Director
Mike LAM Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	34	Director
Bernard LEUNG 11B, Green Land Court, 88, Ma Tau Wai Road, Hunghom Kowloon, Hong Kong	46	C.O.O.

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The directors named above serve for 1-year terms until their successors are elected or they are re-elected at the annual stockholders' meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company's board. There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company's affairs.

Mr. CHIU Wan Kee, Age 63, Chairman, Director. Since October, 1966, Managing Director of Bao Shinn Express Co. Limited, a travel agency. Mr. Chiu founded the business upon which Baoshinn is built and it is his extensive experience and contacts in the industry that has allowed Baoshinn to grow and prosper in such a short time. Mr. CHIU Wan Kee was appointed Chairman and Director on March 31, 2006.

Mr. Ricky CHIU, Age 35, President, Director. Mr. Chiu was appointed as a President in November 2005. As President, Mr. Chiu has ultimate responsibility for the management of our Group, and sets strategic directions and plans for the future growth and expansion of our Group. Mr. Chiu has been the Managing Director of Grand Power Express since 2000 and listed this business through Grand Power Logistics Group Inc. on the TSX Venture Exchange (GPW) in 2004. Mr. Chiu has a B Sc from London University. Mr. Ricky Chiu was appointed President and Director on March 31, 2006.

Mr. Benny KAN, Age 40, C.E.O., Director. Mr. Kan has been with BSIE since 2003. From 1988 until 2003 he was General Manager of Million Tour, King’s Travel Services Ltd. and King Travel Co. Ltd, where he supervised all ticketing and customer services business. Mr. Kan has extensive experience in ticketing and holiday options, accommodation wholesales and travel agency management. Mr. Kan was appointed C.E.O., C.F.O. and Director on March 31, 2006.

Mr. Mike LAM, Age 34, Director. Mr. Lam has over 10 years of experience in air cargo and logistics services. With his extensive knowledge on sales and pricing, he has developed solid relationships with local and overseas clients. Since May 2000, Mr. Lam has served as General Manager of Grand Power Express and, since May 1997, General Manager of Grand Power Express Forwarders Co. Ltd., and Grand Power Express Tourism Col Ltd. (Macau). Mr. Lam was appointed Director on March 31, 2006.

Mr. Bernard LEUNG, Age 46, C.O.O. Mr. Leung joined BSIE in 2005. Prior to joining our company from 1995 until 2005 he was Assistant General Manager and Director of King Travel Co. Ltd., supervising all direct and wholesale marketing/sales. Mr. Leung worked for Jardine Airport Services, a subsidiary of Jardine Matheson Group in Hong Kong Kai Tak International Airport from 1981 until 1994. Mr. Leung was appointed C.O.O. on March 31, 2006.

Percentage of business time devoted to the Company:
All executive officers will devote 100% of their business time to the Company.

Page - 20

(b) Significant Employees
There are no other significant employees. None of the directors serves as a director for any other reporting company.

(c) Family Relationships
Ricky CHIU is the son of CHIU Wan Kee.

(d) Involvement In Certain Legal Proceedings
During the past five years, none of our officers, directors, promoters or control persons has had any of the following events occur:
1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and

4.
being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

  Security Ownership of Certain Beneficial Owners and Management

(a) Security Ownership of Certain Beneficial Owners
The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The title of the class of shares for all owners is $0.001 par value common stock. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee.

Name and Address of Beneficial Owner [1]	Amount & Nature of Beneficial Ownership [3]	Percentage of Class
Bao Shinn Express Co. Ltd. [2] Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	8,250,000 (1)	38.4%
Benny KAN 1105 Tao Shue House, Lei Muk Shue Est., Kwai Chung, Kowloon, Hong Kong	1, 815,000 (1)	8.44%
WONG Yun Leung Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	3,960,000 (1)	18.4%
Mike LAM Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	825,000 (1)	3.84%
CHIU Wan Kee Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	8,250,000 [2]	38.4%
Ricky CHIU Unit 4205-4207A Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong	8,250,000 [2]	38.4%
Bernard LEUNG 11B, Green Land Court, 88, Ma Tau Wai Road, Hunghom Kowloon, Hong Kong	Nil	Nil
All Officers, Directors and Key Employees as a Group	14,850,000	69.08
[1] Direct.
[2] This company is beneficially owned by CHIU Wan Kee and Ricky CHIU at 83.2% and 16.8% respectively.
[3] As of the date of this prospectus.

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(b) Security Ownership of Management
The following table sets forth the names and addresses of each of our directors and officers, their principal occupations and their respective date of commencement of their term with Baoshinn. The title of the class of shares for all owners is $0.001 par value common stock. All directors and officers hold office until our next Annual General Meeting of Shareholders or until a successor is appointed.

Name and Address of Beneficial Owner	Principal occupation, date of commencement	Amount & Nature of Beneficial Ownership [3]	Percentage of Class
CHIU Wan Kee Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	Chairman, Director since inception	8,250,000 [2]	38.4%
Ricky CHIU Unit 4205-4207A Metroplaza Tower II, 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong	President, Director March 31, 2006	8,250,000 [2]	38.4%
Benny KAN 1105 Tao Shue House, Lei Muk Shue Est., Kwai Chung, Kowloon, Hong Kong	C.E.O., C.F.O., Director March 31, 2006	1,815,0000 [1]	8.44%
Mike LAM Unit E, 8/F, 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong	Director March 31, 2006	825,000 [1]	3.84%
Bernard LEUNG 11B, Green Land Court, 88, Ma Tau Wai Road, Hunghom Kowloon, Hong Kong	C.O.O. March 31, 2006	Nil	Nil
All Officers and Directors as a Group		10,890.000	50.65
[1] Direct ownership.
[2]	Indirect ownership, or over which control or direction is exercised, as at March 31, 2006 based upon information furnished to Baoshinn by individual directors and officers.
[3] As of the date of this prospectus.
.

The directors, officers and other members of management of Baoshinn, as a group beneficially own, directly or indirectly, 10,890,000 of our common shares, representing 50.65% of the total issued and outstanding securities of Baoshinn as of March 31, 2006.

Details of stock options held by the directors and officers are set forth under (1) “Executive Compensation” (Summary Compensation) and (2) “Description of Securities” (Stock Options). There are no outstanding stock options.

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(c) Changes in Control
We do not anticipate at this time any changes in control of Baoshinn There are no arrangements either in place or contemplated which may result in a change of control of Baoshinn There are no provisions within the Articles or the Bylaws of Baoshinn Corporation that would delay or prevent a change of control.

(d) Future Sales by Existing Shareholders
As of the date of this Prospectus, there are a total of 15 Stockholders of record holding shares of Bao Shinn’s common stock. A total of 21,500,000 shares of common stock were issued to the existing Stockholders, all of which are "restricted securities", as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.
Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See “Dilution of the Price You Pay for Your Shares”.

  Description of Securities

 (a) Common Stock
Our Articles of Incorporation authorize the issuance of 200,000,000 shares of Common Stock at $0.001 par value, of which 21,500,000 shares are currently issued and outstanding. Each record holder of our common stock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. The Articles of Incorporation do not permit cumulative voting for the election of directors.

Holders of outstanding shares of our common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up our affairs, holders are entitled to receive, ratably, our net assets which are available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation. Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.

(b) Debt Securities
As of the date of this registration statement, Baoshinn does not have any debt securities.

(c) Stock Options
Baoshinn has no stock option plan for officers, directors, employees or consultants and no options have been issued.

(d) Warrants
There are no outstanding warrants and no warrants have been issued.

(e) Restricted Securities
Baoshinn issued 5,000,000 restricted shares to 9 individuals at a price of $0.01 per share for total consideration of $50,000, with registration rights, in September 2005 which were paid for in cash. Under the Securities Act of 1933, these shares can only be re-sold under the provisions of Rule 144.

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When a person acquires restricted securities or holds control securities, he or she must find an exemption from the SEC's registration requirements to sell them in the marketplace. Rule 144 allows public resale of restricted and control securities if a number of conditions are met.

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation D offerings, employee stock benefit plans, as compensation for professional services, or in exchange for providing "seed money" or start-up capital to the company.

(f) Stock Transfer Agent
The Company’s Transfer Agent is Madison Stock Transfer, Inc., 1813 24th Street, Brooklyn, N.Y. 11229

  Interest of Named Experts and Counsel

No named expert or counsel referred to in the prospectus has any interest in Baoshinn. No expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in Baoshinn or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, Baoshinn. An “expert” is a person who is named as preparing or certifying all or part of our registration statement or a report or valuation for use in connection with the registration statement. “Counsel” is any counsel named in the prospectus as having given an opinion on the validity of the securities being registered or upon other legal matters concerning the registration or offering of the securities.

The legal opinion rendered by the LAW OFFICE OF APPLBAUM & ZOUVAS LLP, 925 Hotel Circle South, San Diego, CA 92108 regarding the Common Stock of Baoshinn registered on Form SB-2 is as set forth in their opinion letter dated June 12, 2006 included in this prospectus.

Our financial statements as of and for the fiscal years ended March 31, 2005 and 2006, included in this prospectus have been audited by Clancy and Co., P.L.L.C., as set forth in their report included in this prospectus.

  Indemnification of Officers and Directors for Securities Act Liabilities

As permitted by Nevada law, the Company's Articles of Incorporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been, Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

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  Business Description

Background
Baoshinn Corporation was incorporated under the laws of the State of Nevada on September 9, 2005, under the name of JML Holdings, Inc. We were formed as a “blind pool” or “blank check” company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. Prior to our identification of Baoshinn International Express (“BSIE’) as an acquisition target, our only business activity was the organizational activities described above in efforts to locate a suitable business opportunity for acquisition.

On or about October 2005, we issued 5,000,000 restricted common shares for total cash consideration of $50,000 to a total of 9 registered shareholders, all of whom are residents outside of the United States. There are no United States shareholders of record who own shares in Baoshinn. Prior to our identification and acquisition target of BSIE, a privately-held Hong Kong corporation, our only business activities were the organizational activities described above in efforts to locate a suitable business opportunity for acquisition.

We consummated our merger with BSIE on March 31, 2006, by acquiring all of the issued and outstanding common stock of BSIE in a share exchange transaction. We issued 16,500,000 shares in the share exchange transaction for 100% of the issued and outstanding shares of BSIE common stock. As a result of the share exchange transaction, BSIE became our wholly-owned subsidiary.

The former stockholders of BSIE acquired 76.74% of our issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although BSIE becomes our wholly-owned subsidiary, the transaction was accounted for as a recapitalization of BSIE whereby BSIE is deemed to be the accounting acquirer and is deemed to have adopted our capital structure. No finder’s fee was paid to any person in connection with the transaction.

GOVERNMENT APPROVAL/REGULATIONS
Baoshinn International Express (“BSIE”) incorporated in Hong Kong to provide the travel service provider. As a travel service provider BSIE must be a member of the Travel Industry Council in Hong Kong .

Such a member shall meet the following criteria:

1.	It is a limited company incorporated or registered in Hong Kong.

2.	Its only business is travel-related and tourism.

3.
It is a member of one of the eight Association Members.  BSIE is a HATA member (Hong Kong Association of Travel Agents). It has a minimum paid-up capital of Hong Kong Currency $500,000, plus an additional Hong Kong Currency $250,000 for each branch office.

4.	It conducts its travel-related and tourism business within separate and independent commercial premises / buildings.

5.	It employs at each office at least a manager with two years' relevant experience and another full-time staff member.

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MAIN OBJECTIVES OF THE ASSOCIATION OF TRAVEL AGENTS (Extracted from Constitution)
To provide a forum for discussion of problems, suggestions or grievances presented by travel and tourist agents, who are Active or Allied Members of The Association.

To improve and maintain the standard of ethics within the travel industry in Hong Kong and to discourage unfair competition without however interfering in any way with initiative and enterprise based on fair trading.

To establish a minimum qualification of experience and good behavior to warrant the use of the designations "Travel Agent" - "Tour Operator" - "Hotel" - "Hire Car Company" and "Restaurant" without which membership of The Association will be withheld.

To ensure that Agents sell passage tickets at tariffs advertised by their Principals and to ensure the exaction of penalties for infringements.
To offer assistance and suggestions to any Government and Consular services in connection with travel matters and to establish smooth liaison with such services.
To be of assistance to the Executive Director of the Hong Kong Tourism Board in respect of tourism specifically and to maintain smooth liaison with such Director and the Board of Management.

To become a Member of Travel Industry Council of Hong Kong to uphold and maintain and enforce the standards required by it for membership and to ensure that those Active Members of The Association who also become Members of Travel Industry Council of Hong Kong uphold, maintain and abide by such standards. The Association shall not be permitted to become a member of any other association which itself becomes a member of Travel Industry Council of Hong Kong.

BUSINESS OF BAOSHINN

General
BSIE is headquartered in Hong Kong and was established in 2002 offering extended travel services primarily focused on wholesale businesses and corporate clients. Through our Hong Kong subsidiary, we are ticket consolidators of major international airlines including Thai Airways, Eva Airways, Dragon Air, Air China, China Southern Airlines and China Eastern Airlines. With a strong and experienced team of travel consultants and officers dedicated to excellent travel services, we provide travel services such as ticketing, hotel and accommodation arrangements, tour packages, incentive tours and group sightseeing services.

With our new branch office, BSIE offers extended travel services primarily focused on wholesales businesses and corporate clients. We have built ample network with airlines, hotels and travel professions, which allow our experience and professional staffs to provide most of the travel options to the markets in Hong Kong and Mainland China.

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Chartered Flights
Chartered flights will only account for less than 5% of our total business. At the peak periods, such as Easter holiday, summer holiday, Christmas, New Year and Chinese New Year, our chartered flight schedule will depend on the market situation. We will discuss options with airlines such as Eastern Airline to Shanghai, Thai Airways to Bangkok, Eva Airlines to Taipei and Dragon Airline to Beijing.

Business Objective
We intend to expand our current travel services coverage to corporate clients and establish additional operations in Hong Kong and Mainland China. The estimated costs to meet these objectives is: (i) US$0.5M in working capital to expand the China Inbound Sections in Hong Kong; and (ii) US$1M being the estimated amount, to setup branch offices and sales representative centers in Mainland China. The working capital will be raised through this offering.

We have been given verbal commitments by certain private investors that funds for capital expenditures for new offices will be provided after we complete our registration.

We aim to establish to enlarge a customer base and to provide privileged services in the market as a long-term objective.

Description of Services
•	Ticketing Agency
We are ticket consolidators (meaning the whole sale agents for the carriers) for Thai Airway, Eva Airways, China Airlines, Dragon Air, Air China, China Southern Airlines and China Eastern Airlines. We currently have no exclusive relationship with the afore-mentioned airlines. Through our entirely computerized and ticketing network, our in-house systems allow us to pre-book and issue any flight tickets with any international airlines. We book flights and issue tickets for airlines in addition to the afore-mentioned. We currently use the Abacus, Amadeus, World Span, Galileo and E-Term system, offering the most comprehensive ticketing options available to our customers. All of these systems are airline recognized ticket booking systems which link to airline computer systems for us to gain direct access and be able to issue the ticket.

•	Hotel/Accommodation Arrangement
We provide extensive accommodation arrangements through our Hotel Division, which enables our customer to make advance arrangements throughout their tour. We are in position to provide hotel arrangement to our customers. We can book reservations at any hotel in the world.

•	Inbound Division
We provide extensive local support and accommodation for inbound traveler to Hong Kong. Through our strategic alliances and relationships with local hotels, logistic holders and transportation companies, we are able to provide the best travel solutions for visitors to Hong Kong. Our current customers come from the Asia Pacific region, especially Japan and Taiwan, and also include charter services for customers from Europe and the Americas.

•	China Division
With our long established relationships in the China travel industry and our special relationships with hosts in China, we provide one-stop service to customers to enjoy the widest range of options, packages, tickets and accommodations.

•	Corporate Division
We provide custom services and arrangements to our corporate clients for their business travel. With a team of travel consultants specifically trained for our corporate clients, we are always glad to offer our expertise in designing business itineraries that fit their busy schedules.

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The company is now undergoing developments and expansions in areas such as China Inbound travel and Disneyland Resort Tours. With our planned branch offices due to open in the next two years, our business is expected to be more comprehensive and be offered to a much wider spectrum of customers, while maintaining our high standard of service.

Our staff will concentrate on China Inbound travel and Disneyland Resort Tours as we hope to capitalize on the domestic travel market in China.

We organize the local tour package to our agent in PRC for selling to customers. In Hong Kong, we provide service including: hotel reservations, transportation, tour guide, optional tour and entrance ticket for playground and Disneyland.

We plan to open the branch office at the downtown area of Shanghai, Beijing, Shenzhen and Guangzhou.

Operation
Baoshinn International Express (“BSIE”) leases office premises at its head office located in Kowloon, Hong Kong and the branch office located on Hong Kong Island, Hong Kong. The leases are for a period of 3 years.

BSIE has 40 employees in Hong Kong and plans to increase this to 60 employees by the end of 2006 in order to cope with the business expansion.

BSIE is the member of the Travel Industry Council of Hong Kong (TIC) and the Hong Kong Outbound Tour Operator’s Association (OTOA). These memberships help Baoshinn maintain a high standard of professionalism in the travel industry and to protect the interests of both the trade and travelers. To maintain the membership, we are required to comply with their regulations which mainly help us maintain the standard of services and protect the interests of the traveler.

BSIE incorporated in Hong Kong to provide the travel service provider, as travel service provider who must join the Travel Industry Council in Hong Kong as member, the standard requirements are as below;

  Ordinary Membership of the TIC shall meet the following criteria:

1.	It is a limited company incorporated or registered in Hong Kong.

2.	Its only business is travel-related and tourism.

3.	It is a member of one of the eight Association Members.

4.	It has a minimum paid-up capital of HK$500,000, plus an additional HK$250,000 for each branch office.

5.	It conducts its travel-related and tourism business within separate and independent commercial premises / buildings.

6.	It employs at each office at least a manager with two years' relevant experience and another full-time staff member.

Baoshinn is looking to capture an all-encompassing market that will include the inbound/outbound markets for travel services in Hong Kong, China and around the world. We believe that we can compete on both the retail, wholesale and corporate levels of the travel industry using this all-encompassing approach.

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Market Overview
As Hong Kong stepped into the new millennium, the travel industry has become a significant driving force in Hong Kong’s economy. This includes inbound as well as outbound business as evidenced by the following facts, trends and future estimates.

1.	In 2005, there were 23.35 million visitors to Hong Kong, 7.1% more than 2004.

Source: Hong Kong Tourism Board

2.	Being an international city, Hong Kong is a popular venue for international conventions and exhibitions which bring a large number of visitors every year.

3.	Equestrian events in the Beijing Olympic Games 2008 will take place in Hong Kong, the number of visitors is estimated to reach the highest-ever arrivals in 2008.

4.	New Attractions in Hong Kong will attract more visitors in the coming years.
•	Sun Yat-Sen Museum

•	Ocean Park Theme Hotel
•	Disneyland Resort

5.	International Sports events are held in Hong Kong and Macau every year which have been attracting a large number of visitors to Hong Kong in the past:
•	Grand Prix in November

•	Hong Kong Rugby Seven in March

PEOPLE REPUBLIC OF CHINA

Market Overview
Travelers from Mainland China are by far the largest source revenue in the industry. The PRC Government plans to further expand the opportunities given to its citizens to travel to Hong Kong. With the expanding middle class in China, the number and consumption of the Mainland China Travelers is expected to have a remarkable increase. The recent opening of the Disneyland Resort in Hong Kong has also attracted additional numbers of tourists from Mainland China.

1. Benefiting from the progressive extension of the Individual Visit Scheme (IVS), Mainland China was the origin for more than half the total visitors to Hong Kong in 2004 and 2005.

Source: Hong Kong Tourism Board

2.
Since July 2003, the Individual Visit Scheme (IVS) has been implemented. On 1 July 2004, IVS was launched in a total of 32 cities in southern and eastern China, permitting residents to travel to Hong Kong as individuals - previously only allowed to travel in groups. During 2004, 4.26 million or 34.8% of the total Mainland arrivals traveled to Hong Kong under IVS.

3.	Total Mainland China Visitors to Hong Kong show an increase of 2.4% from 2004 to 2005 which represented 12.5 million visitors in 2005. (Source: Hong Kong Tourism Board)

4.	Travel Policy Changes

•	“Quota System” was cancelled in January 2002 for traveling from PRC to Hong Kong.

•
New “Travel Permits” for Mainland China Visitors was established in May 2002. New Permits are valid for 5 years with multi-purposes entries, including leisure and business visits; unlike the pervious ones which was only valid for business visits.

•	Transit Travels Permits allow PRC citizens to stay in Hong Kong for a maximum of 7 days.

•	Business Travel Permit has been gradually replaced by Multi-purpose Permit which offers more flexibility and ease of use.

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5.
Mainland China Visitors have been allowed to exchange foreign currencies freely in unlimited amounts with commercial banks starting from July 2002. In January 2005, the PRC Government increased the cash limited from US$749 to US$2,497 (RMB6,000 to RMB20,000) to be bought by each Mainland China Visitors from Mainland China to Hong Kong. (Exchange Rate: US$1:RMB8.01)

	2001	2002	2003	2004	2005
Total Overnight Visitors Spending (US$M)	2,028.5	3,340.5	3,820.5	4,351.4	4,688.4
Percentage Growth (%)	19.5	64.7	14.4	13.9	7.7
Source: Hong Kong Tourism Board

6.
The economy of China has been expanding dramatically since the 1990’s. The number of travelers continues to increase as well as their spending power. Overall spending by Mainland China Visitors has been increasing in the past five years.

Source: Hong Kong Tourism Board

7.
Besides traveling outside China, the domestic travel market in Mainland China has been growing rapidly. With Baoshinn’s new sales representative offices we plan to tap into the increasing demand for domestic travel arrangement.

For visitors from the Mainland, the flexibility and convenience offered by IVS travel encourages a significant portion to make more frequent and short-stay visit to Hong Kong.

Marketing Strategies
Our goal is to create and keep customers. Our marketing strategy will reflect this goal as we build our reputation in Hong Kong and China. With our experience and network in the industry, we are growing our business in the areas to provide excellent travel solutions to customers.

The marketing strategies of Bao Shinn International Express cover the following:

•
With the increasing visitors from global and especially from China, Bao Shinn International Express continues to enhance its sales volume in ticketing sales, inbound and outbound tours packages, hotel accommodation arrangements. This assures that Bao Shinn International can negotiate from competitive rates as being a ticket consolidator for several international airlines and the close connection with worldwide travel professions and hotels.

•	Benefit from the IVS and the spectacular growth in China’s economy, China Inbound Section will be setup in Hong Kong to generate new sales on the foundation of heavy Mainland China visitors.

•
To improve service quality for customers, Bao Shinn International Express will invest in advanced computer programs with a view to supplying innovative information technology solutions to customers to customers on both individual travelers and corporate travelers.

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•
To further expand our services coverage for Mainland China visitors, we plan to open a new office in the 4th quarter of 2006 in Shanghai. This office will provide complete travel services to individual and corporate customers in the Eastern and Northern area of the PRC.

•
A development project for Northern China is planned to include a new office in Beijing in the 2nd quarter of 2007. Besides comprehensive travel services, additional resources will be allocated in anticipation of the increased growth due to the 2008 Olympic Games.

•
We plan to further expand our travel services coverage to Guangzhou and Shenzhen in Mainland China in the second half year of 2007. These offices aim to provide superior travel arrangement for travelers in the Southern regions.

•	Bao Shinn International Express plans to operate chartered flights from Hong Kong to Mainland, Thailand and Taiwan in the future.

•
A well-organized network is planned to be established in 2008, which will include the establishment of five representative sales offices in each region resulting in a total of 20 representative sales offices in the PRC. This “well-organized network” is our planned branch in P.R.C. We intend to establish this in the last quarter of 2006 through our C.O.O. This will be an internal network that, based on the experience of our officers and directors, we plan on being well organized and efficient.

•
Bao Shinn International Express aims to operate in retail chain store format to enlarge the customer base and provide more comprehensive services in Mainland China. This “retail chain” means the company will open the branch to serve the direct customer in P.R.C. Our current business format is mainly providing service to travel agencies who further sell our product to direct customers.

Competition and Market Trends
There is considerable competition for consolidators and wholesale ticket sellers in the PRC. While we have considerable experience and expertise in this field, several major competitors do exist in this market. Our competitors run similar business to ours.

Regarding the methods of competition in our industry, we release the authority to the front line staff to negotiate the deal with customers while our competitors have more formal channels to report, then make the decision. Thus, our turn around is faster than our competition and more efficient.

Our competitor’s advantage is their financial background is stronger than us.

Our main advantage is our relatively small size which allows us to be more flexible and respond to market changes more rapidly.

Employees
BSIE has approximately 40 employees in Hong Kong and plans to increase this to number by 50% to approximately 60 employees by the end of 2006 in order to cope with the business expansion.

 Management’s Discussion And Analysis of Financial Condition and Results of Operations

This discussion and analysis of our financial condition and results of operations includes “forward-looking” statements that reflect our current views with respect to future events and financial performance. We use words such as we “expect,” “anticipate,” “believe,” and “intend” and similar expressions to identify forward-looking statements. You should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events and you should not rely unduly on these forward looking statements. We will not necessarily update the information in this discussion if any forward-looking statement later turns out to be inaccurate. Reference in the following discussion to “our”, “us” and “we” refer to the operations of the Company Baoshinn Corporation and its subsidiaries, except where the context otherwise indicates or requires.

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This discussion and analysis of financial condition and results of operations should be read in conjunction with our Financial Statements included in this filing. Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows. The financial information included in this filing, however, is not necessarily indicative of our future performance.

Results of operations for the year ended March 31, 2006 compared to year ended March 31, 2005

Revenue
Our Revenue increased by $11.3 million or 121% from $9.3million in 2005 to $20.6 million in 2006 due mainly to increased market penetration and an expanded base of service providers.

Gross Profit and Gross Profit Margin
With an increase in revenue, our gross profit increased by $434,203 from $206,181 in 2005 to $640,384 in 2006. Our gross profit margin increased from 2.2% to3.1%. This was mainly due to additional commissions that we receive as the volume of business increases.

General and Administrative Expenses
In line with the higher revenue and in a build up of our support base, our general and administrative expenses increased by from $325,085 in 2005 to $865,218 in 2006. These expenses increased as a % of sales from 3.5% to 4.2% and were directly attributable to increased occupancy costs, salaries and wages, and related benefits as we increased our staff as a result of increased base of service providers and expanded our operations as illustrated in the table below:

Currency US$	Fiscal year ended March 31, 2005	% of Sales	Fiscal year ended March 31, 2006	% of Sales
Salaries and allowances	108,227	1.2%	458,514	2.2%
Rental	32,565	0.4%	49,260	0.2%
Other operating expenses	184,293	2.0%	357,444	1.7%
Total general & admin Exp	325,085	3.5%	865,218	4.2%

While expanding our physical capacity to handle more business we have hired more staff and opened additional offices.  Staff costs have increased from $108,227 in 2005 to $458,514 in 2006, but has decreased as a percentage of sales from 1.2% to 2.2%. The higher staff costs as a percentage of sales are incurred as a natural cost of growth where we must recruit the staff and train them to enable us to maintain our level of service as we expand the business. Office rent has increased from $32,565 in 2005 to $49,260 in 2006, but have only increased as a percentage of sales from 0.4% to 0.2%. Other operating expenses have increased from $184,293 in 2005 to $ 357,444 in 2006, and although they have decreased as a percentage of sales from 2.0% to 1.7%, remain relatively stable.

Net Loss

While our net loss increased in absolute terms from $118,323 in 2005 to $220,390, this actually represents a decrease in terms of a % of sales from 1.3% to 1.1%.

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Liquidity and Capital Resources

Liquidity and Capital Resources
Our working capital and additional funding requirements will depend upon numerous factors, including: (i) an increase to current company personnel; (ii) the level of resources that we devote to sales and marketing capabilities; and (iii) the activities of our competitors.

To date, we have incurred substantial losses, and will require financing for working capital to meet our operating obligations. While we have recently raised equity financing totaling $50,000 to help provide the capital to support the consummation of the merger, we will subsequently need to raise additional capital to fund our future operations as our current level of operations does not adequately provide sufficient cash flows to support our working capital needs.

Management’s plans in this regard are to raise private debt or equity financing as required. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all. Currently the Company’s shareholders have agreed to fund the Company as necessary so that the Company may continue as a going concern. We have verbal commitments from our officers and directors, some of which are shareholders of the Company, to fund our operation that we believe should be sufficient for the next 12 months. The commitment from these officers and directors is unequivocal.

Additionally, in the next 12 months, management’s plans to provide working capital and / or obtain debt or equity financing will include the following actions:
1)
Cash flows generated from operations: compared with the gross revenue of the 1st qtr of current and last year, the company business has been growing by 200%. Our expenses as a percentage of gross revenue has decreased in the periods reported. Keeping with this trend, the company management believes that the current year result will be a positive figure and the company will achieve a positive cash flow from operations.

2)
Short-term advances from shareholders, as necessary, to finance the company’s operating expenses and outstanding payables. This practice will continue until the company has sufficient funds to sustain its operation.

3)	We will approach banks like HSBC and Bank of America (Asia) Bank for credit facility on an as-needed basis.
4)	This Offering to the public to subscribe to the company shares is an avenue for resources.

During the year ended March 31, 2006, we had a net increase in cash of $110,551, as compared to a net increase in cash of $96,285, for the comparative period of the prior year. Our principal sources and uses of funds were as follows:

•	Cash used by operating activities - $(290,343) {$(282,448) - 2005} Cash used in operations was primarily due to the losses in the periods and increases in working capital

•	Cash used by investing activities - $(77,106) {$(12,293) - 2005} Our capital expenditures in for the periods were primarily for new computer equipment and expansion of office facilities.

•	Cash provided by financing activities - $478,000 {$391,026 - 2005} In the past two years the shareholders of BSIE provided funds to the company when they were needed.

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Financing our Capital Expenditures

We will need to raise additional capital to fund our future operations and our planned capital expenditures. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

We will use the proceeds as follows:

Use of Proceeds

US$
Gross Proceeds	750,000
Less: Offering Expenses	100,000
Less: Working Capital	600,000

Critical Accounting Policies

Our discussion and analysis is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to revenue recognition, accounts receivable and allowance for doubtful accounts, inventories, intangible and long-lived assets, and income taxes. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used or changes in the accounting estimate that are reasonably likely to occur could materially change the financial statements. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

Trade receivables and allowance for doubtful accounts

We present accounts receivable, net of allowances for doubtful accounts, to ensure accounts receivable are not overstated due to uncollectability. The Company determines the uncollectability of a specific receivable based on its understanding of the financial condition of specific customers. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional write-offs may be required. In the event that our trade receivables became uncollectible after exhausting all available means of collection, we would be forced to record additional adjustments to receivables to reflect the amounts at net realizable value. The effect of this entry would be a charge to earnings, thereby reducing our net earnings. Although we consider the likelihood of this occurrence to be remote based on past history and the current status of our accounts, there is a possibility of this occurrence.

Long-lived assets

We evaluate our long-lived assets, which represent furniture, fixtures and equipment, for impairment annually and when circumstances indicate the carrying value of an asset may not be recoverable. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value would be charged to operations. We do not believe any impairment exists for any of these types of assets as of March 31, 2006.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (“SFAS” No. 109), “Accounting for Income Taxes,” whereby deferred income tax assets and liabilities are computed for differences between the financial statements and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amount expected to be realized. In the event we were to determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to earnings in the period in which we make such determination. Likewise, if we later determine that it is more likely than not that the net deferred tax assets would be realized, we would reverse the applicable portion of the previously provided valuation allowance. In order for us to realize our deferred tax assets we must be able to generate sufficient taxable income in the tax jurisdictions in which the deferred tax assets are located. We do not currently have any deferred tax assets recognized.

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Contingencies

Currently, there are no outstanding legal proceedings or claims. The outcomes of potential legal proceedings and claims brought against us are subject to significant uncertainty. SFAS 5, Accounting for Contingencies, requires that an estimated loss from a loss contingency such as a legal proceeding or claim should be accrued by a charge to income if it is probable that an asset has been impaired or a liability has been incurred and the amount of the loss can be reasonably estimated. Disclosure of a contingency is required if there is at least a reasonable possibility that a loss has been incurred. In determining whether a loss should be accrued we evaluate, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. Changes in these factors could materially impact our financial position or results of operations.

Impact of Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") has issued the following recent accounting pronouncements, none of which are expected to have a significant affect on the financial statements:

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 123-R, Share-Based Payment ("SFAS 123(R)"). SFAS 123(R) replaces SFAS 123, Accounting For Stock-Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. SFAS 123(R) requires, among other things, that all share-based payments to employees, including grants of stock options, be measured based on their grant-date fair value and recognized as expense. The Company adopted the fair value recognition provisions of SFAS 123 (R) effective January 1, 2006. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

On June 7, 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections, a Replacement of APB Opinion 20 and FASB Statement 3, ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 on January 1, 2006. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS 155, Accounting For Certain Hybrid Financial Instruments - an Amendment of FASB Statements 133 and 140, ("SFAS 155"). SFAS will be effective for the Company beginning January 1, 2007. The statement permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation, to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. The adoption of this statement does not currently affect the Company.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force ("EITF")), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

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Off-Balance Sheet Arrangements
During fiscal 2006 and 2005, we did not engage in any off-balance sheet activities or have any relationships or arrangements with unconsolidated entities established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities nor do we have any commitment or intent to provide additional funding to any such entities.

Description of Property

We do not own any real property for use in our operations or otherwise.

Name of Landlord	Property location	Rental Charges	Duration
Wan Shinn Motors Company Limited	Room A&B, 8/F, 8 Hart Avenue, TsimShaTsui, Kowloon.	HK$16,555 P/Month	01/01/2004 - 31/12/2006
Grand Monrovia Enterprises Limited	Suite 903, 9/F, Wing On Life Building, 22-22A Des Voeux Central, Hong Kong	HK$12,350 P/Month	01/09/2005 - 31/08/2008

We use our facilities to house our corporate headquarters and operations and believe our facilities are suitable for such purpose. We also believe that our insurance coverage adequately covers our interest in our leased space. We have a good relationship with our landlords. We believe that these facilities will be adequate for the foreseeable future.

  Certain Relationships and Related Transactions

Amount due to a shareholder, Bao Shinn Express Company Limited, (“BSEL”) at March 31, 2006 ($158,333) and March 31, 2005 ($320,513) is unsecured, bearing interest at 10% and no fixed terms of repayment. BSEL holds 38.4% of Baoshinn Corporation’s outstanding common stock.

Additionally, in the ordinary course of business, BSIE purchases and sells air tickets and tour packages to BSEL. The consolidated statement of operations for the periods presented includes the following related party transactions:

Related party	Nature of relationship and control	Description of transaction	Year Ended March 31, 2006 $	Year Ended March 31, 2005 $
Bao Shinn Express Company Limited	shareholder 38.4%	Sales of air tickets and tour packages	213,381	277,391
		Purchase of air tickets and tour packages	216,633	1,686,304

(a) Transactions with Officers and Directors - only as disclosed in compensation table and notes to the financial statement
(b) Transactions with Promoters - none

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  Market for Common Equity and Related Stockholder Matters

Market
There is no established market for our shares. Our stock is not yet quoted on the OTC Bulletin Board or on any other public market and we have not applied for listing or quotation on any public market.

We currently have a total of 21,500,000 shares outstanding, all of which constitute "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933. A total of 2,500,000 of our presently issued and outstanding shares which consist of shares held by persons who were shareholders of Baoshinn Corp., prior to the date of completion of the share exchange transaction with BSIE. However, a recent SEC interpretation indicated that, in certain circumstances, Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies. To this extent the holders of these shares may not rely on Rule 144 to make resales, such shares may be offered and sold only pursuant to an effective registration statement.

No restricted shares are eligible for re-sale pursuant to Rule 144 under the Securities Act.

There are no outstanding options or warrants or securities that are convertible into common shares.

Holders
Baoshinn had 15 holders of record for its common shares as of common stock.

Dividends
As of March 31, 2006 we have never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements and operating financial conditions.

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  Executive Compensation

(a)        General
There are no employment agreements between the Baoshinn and its officers and directors.

Presently, no board member, officer, director or employee has any stock options. There are no retirement plans in place.

(b)        Summary Compensation Table

SUMMARY COMPENSATION TABLE
(All amounts in US$ 000’s)					Long Term Compensation
Annual Compensation Year ended March 31					Awards		Payouts
Name & Principal Position	Year	Salary	Bonus	Other Annual Comp.	Restricted Stock Awards	Securities Underlying Options/ SARs (#)	LTIP Payouts	All Other Compensation
Chiu Wan Kee	2004	0	0	0	0	Nil	Nil	0
	2005	0	0	0	0	Nil	Nil	0
	2006	0	0	0	0	Nil	Nil	0
Ricky Chiu	2004	0	0	0	0	Nil	Nil	0
	2005	0	0	0	0	Nil	Nil	0
	2006	0	0	0	0	Nil	Nil	0
Benny Kan	2004	26	0	0	0	Nil	Nil	0
	2005	36	0	0	0	Nil	Nil	0
	2006	36	0	0	0	Nil	Nil	0
Mike Lam	2004	0	0	0	0	Nil	Nil	0
	2005	0	0	0	0	Nil	Nil	0
	2006	0	0	0	0	Nil	Nil	0
Bernard Leung	2004	0	0	0	0	Nil	Nil	0
	2005	0	0	0	0	Nil	Nil	0
	2006	12	0	0	0	Nil	Nil	0
Totals		$110	0	0	0	Nil	Nil	0
All other executives did not receive any compensation from the Company and any of its subsidiaries for the previous three years.

(c)        Option/SAR Grants
We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

(d)        Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values
No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since we were founded.

(e)        Long-Tem Incentive Plans and Awards
We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by any of the officers or directors or employees or consultants since we were founded.

Page - 38

(f)        Compensation of Directors
The members of the Board of Directors are not compensated by Baoshinn for acting as such. There are no arrangements pursuant to which directors are or will be compensated in the future for any services provided as a director. There were no reimbursement expenses paid to any director.

(g)	Employment Contracts, Termination of Employment, Change-in-Control Arrangements
There are no employment or other contracts or arrangements with officers or directors. There are no compensation plans or arrangements, including payments to be made by Baoshinn with respect to the officers, directors, employees or consultants of Baoshinn that would result from the resignation, retirement or any other termination of such directors, officers, employees or consultants with Baoshinn. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control of Baoshinn.

  Where You Can Find Additional Information

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission in accordance with its rules and regulations. The Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission. Copies of public material that is not on the Commission's website are available for a fee by sending an electronic mail message to the Internet group mailbox publicinfo@sec.gov, by fax (202) 777-1027 or mail 100 F Street N.E. Washington DC 20549. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1580, 100 F. Street, N.E., Washington, DC 20549. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

  Legal Matters

The legal issuance of the shares being offered by this prospectus has been passed upon by the LAW OFFICE OF APPLBAUM & ZOUVAS LLP, 925 Hotel Circle South, San Diego, California 92108.

Page - 39

Financial Statements

BAOSHINN CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

(A NEVADA CORPORATION)

FOR THE YEARS ENDED MARCH 31, 2005 AND 2006

Page - 40

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Page - 41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Baoshinn Corporation

We have audited the accompanying consolidated balance sheets of Baoshinn Corporation (a Nevada Corporation) as of March 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the fiscal years ended March 31, 2006 and 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Baoshinn Corporation as of March 31, 2006 and 2005, and the results of its operations and its cash flows for the fiscal years ended March 31, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring net losses and negative cash flows from operating activities for all of the periods presented. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Clancy and Co., P.L.L.C.
Scottsdale, Arizona

June 5, 2006

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BAOSHINN CORPORATION
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2006 AND 2005

	2006	2005
ASSETS
Current assets
Cash and cash equivalents	$228,539	$117,988
Trade receivables	1,235,784	415,107
Amount due from shareholder	129,051	-
Deposits, prepayments and other receivables	691,820	296,262
Total current assets	2,285,194	829,357

Furniture, fixtures and equipment, net	108,754	42,134

Total Assets	$2,393,948	$871,491

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Trade payables	$1,381,471	$368,551
Deposit from customers	102,760	33,975
Accrued liabilities	73,116	41,725
Amount due to a shareholder	158,333	320,513
Total current Liabilities	1,715,680	764,764

Total liabilities	1,715,680	764,764

Commitments and contingencies

Stockholders' equity
Common stock, par value $0.001; 200,000,000 shares authorized; issued and outstanding: 21,500,000 shares	21,500	16,500
Additional paid-in capital	1,090,944	304,013
Accumulated deficit	(434,176)	(213,786)
Total stockholders' equity	678,268	106,727

Total Liabilities and Stockholders’ Equity	$2,393,948	$871,491

The accompanying notes are an integral part of these consolidated financial statements.

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BAOSHINN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2006 AND 2005

(Expressed in U.S. dollars)	2006	2005

Revenues	$20,570,280	$9,291,881
Costs of sales	(19,929,896)	(9,085,700)
Gross profit	640,384	206,181

General and administrative expenses	(865,218)	(325,085)

Loss from operations	(224,834)	(118,904)

Other income
Other income	25,440	544
Interest income	236	37
Interest expense	(21,232)	-
Total other income	4,444	581

Loss before income taxes	(220,390)	(118,323)

Provision for income taxes	-	-

Net loss	$(220,390)	$(118,323)

Basic and diluted loss per share	$(0.01)	$(0.01)

Basic and diluted weighted average shares outstanding	16,513,889	16,500,000

The accompanying notes are an integral part of these consolidated financial statements.

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BAOSHINN CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2006 AND 2005

	Common Stock	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total
(Expressed in U.S. dollars)	(shares)	(par value)

Balance - March 31, 2004	16,500,000	$16,500	$47,603	$(95,463)	$(31,360)

Capital contribution	-	-	256,410	-	256,410

Net loss for the year	-	-	-	(118,323)	(118,323)

Balance - March 31, 2005	16,500,000	16,500	304,013	(213,786)	106,727

Capital contribution	-	-	769,231	-	769,231

Effect of reverse acquisition	5,000,000	5,000	17,700	-	22,700

Net loss for the year	-	-	-	(220,390)	(220,390)

Balance - March 31, 2006	21,500,000	$21,500	$1,090,944	$(434,176)	$678,268

The accompanying notes are an integral part of these consolidated financial statements.

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BAOSHINN CORPORATION
CONSOLIDATED CASH FLOW STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2006 AND 2005

	2006	2005
Cash flows from operating activities
Net loss	$(220,390)	$(118,323)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation	33,186	13,225
Loss on disposal of fixed assets	-	110
Changes in assets and liabilities
Increase in trade receivables	(820,677)	(219,980)
Increase in other current assets	(395,558)	(167,231)
Increase in trade and other payables	1,113,096	209,751
Net cash flows used in operating activities	(290,343)	(282,448)

Cash flows from investing activities
Cash acquired in connection with reverse acquisition	22,700	-
Cash paid for capital expenditures	(99,806)	(12,293)
Net cash flows used in investing activities	(77,106)	(12,293)

Cash flows from financing activities
Capital contributions	769,231	256,410
Advances to shareholder	(129,051)	-
(Decrease)/Increase in amount due to shareholders	(162,180)	134,616
Net cash flows provided by financing activities	478,000	391,026

Increase in cash and cash equivalents	110,551	96,285
Cash and cash equivalents, beginning of period	117,988	21,703
Cash and cash equivalents, end of period	$228,539	$117,988

Cash paid for:
Interest	$21,232	-
Income taxes	-	-

The accompanying notes are an integral part of these consolidated financial statements.

Page - 46

BAOSHINN CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2006 AND 2005

(Expressed in U.S. Dollars)

1. BACKGROUND AND BASIS OF PRESENTATION

Baoshinn Corporation (the “Company”) was incorporated under the laws of the State of Nevada on September 9, 2005, under the name of JML Holdings, Inc. The Company was formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction. During the fiscal year ended March 31, 2006, the Company issued 5,000,000 restricted common shares at $0.01 per share for total cash consideration of $50,000. On March 31, 2006, we consummated a merger (the “merger”) with Bao Shinn International Express Limited (“BSIE”), a privately-held Hong Kong corporation, by issuing 16,500,000 shares in the share exchange transaction for 100% of the issued and outstanding shares of BSIE common stock. As a result of the share exchange transaction, BSIE became our wholly-owned subsidiary.

The former stockholders of BSIE acquired 76.74% of the Company’s issued and outstanding common stock as a result of completion of the share exchange transaction. Therefore, although BSIE became the Company’s wholly-owned subsidiary, the transaction was accounted for as a recapitalization of the Company, whereby BSIE is deemed to be the accounting acquirer and is deemed to have adopted the Company’s capital structure. Since the Merger was accounted for as a reverse acquisition, the accompanying consolidated financial statements reflect the historical financial statements of BSIE, the accounting acquirer, as adjusted for the effects of the exchange of shares on its equity accounts, the inclusion of net liabilities of the accounting subsidiary as of the date of the merger on their historical basis and the inclusion of the accounting subsidiary’s results of operations from that date. Although the Company is the legal acquirer, BSIE will be treated as having acquired the Company for accounting purposes and all of the operations reported represent the historical financial statements of BSIE.

Headquartered in Hong Kong, BSIE was incorporated in Hong Kong on May 10, 2002 with limited liability. The Company’s registered office is located at the office of Flat A-B, 8/F., No. 8 Hart Avenue, Tsimshatsui, Kowloon, Hong Kong. BSIE offers extended travel services primarily focused on wholesale businesses and corporate clients. BSIE is a ticket consolidator of major international airlines including Thai Airways, Eva Airways, Dragon Air, Air China, China Southern Airlines and China Eastern Airlines that provides travel services such as ticketing, hotel and accommodation arrangements, tour packages, incentive tours and group sightseeing services.

NOTE 2 - GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has generated recurring losses resulting in an accumulated deficit and generated negative cash flows from operating activities for all of the periods presented. The Company requires additional funds to maintain its operations.

Management's plans in this regard are to raise private debt or equity financing as required. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all. Currently the Company’s shareholders have agreed to fund the Company as necessary so that the Company may continue as a going concern. . We have verbal commitments from our officers and directors, some of which are shareholders of the Company, to fund our operations that we believe should be sufficient for the next 12 months. The commitment from these officers and directors is unequivocal.

Management believes that actions presently taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern. The Company's ability to achieve these objectives cannot be determined at this time. If the Company is unsuccessful in its endeavors, it may be forced to cease operations. These financial statements do not include any adjustments that might result from this uncertainty

Page - 47

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies followed by the Company in the preparation of the financial statements presented is set out below:

(a)	Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. The results of subsidiaries acquired or disposed of during the periods presented are consolidated from or to their effective dates of acquisition or disposal. All significant inter-company balances and transactions have been eliminated in consolidation.

(b)	Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

(c)	Fair Value of Financial Instruments
The Company’s principal financial instruments represented by cash, trade receivables and payables and other payable, approximate their fair value due to the short-term nature of these items.

(d)	Cash and Cash Equivalents
The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances in the U.S. one local bank and this account is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000.

(e)	Foreign Currency Translation
The reporting currency of the Company is United States Dollars (“US$”). The functional and reporting currency of the Company is their local currency, Hong Kong Dollar (“HKD”). Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the stockholders' equity statement. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

(f)	Concentration of Supplier Risk
The Company relies on Thai airways as its major supplier of air tickets and tour packages. If this supplier became unwilling to cooperate with the Company, the Company would have to find alternative resources, which could materially adversely affect the Company’s ability to generate revenue and profitability.

(g)	Furniture, Fixtures and Equipment
Furniture, fixtures and equipment are stated at cost less accumulated depreciation. The Company records depreciation using straight-line method over an estimated useful life of five years. Depreciation expense for the year ended March 31, 2006 was $33,186 (2005: $13,225). Gains or losses on disposal of furniture, fixtures and equipment are included in the statement of operations based on the difference between the net sales proceeds and the carrying amount of the relevant asset. Significant improvements and betterments are capitalized. Expenditures for repairs and maintenance are charged to operations when incurred.

Page - 48

(h)	Long-Lived Assets
Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

(i)	Revenue Recognition and Allowance for Doubtful Accounts
The Company recognizes revenue on travel agent services when services are rendered to the customers. The revenue recognition process is considered complete when persuasive evidence of an arrangement exists, the service has been rendered, fees are fixed and determinable, collectibility is probable and when all other significant obligations have been fulfilled. Collectibility is reasonably assured through historical payment practices or review of new customer credit. The Company uses the direct write-off method for uncollectible trade receivables, which is not in accordance with generally accepted accounting principles, but the departure does not have a material effect on the financial statements. The Company determines the uncollectibility of a specific receivable based on its understanding of the financial condition of specific customers. If the financial condition of its customers were to deteriorate, resulting in an impairment of their ability to make payments, additional write-offs may be required.

(j)	Advertising Costs
Advertising costs are expensed as incurred. Advertising costs were immaterial for all periods presented.

(k)	Income taxes
The Company recognizes deferred tax assets and liabilities for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using enacted tax rates in effect for the year the differences are expected to reverse. Deferred taxes are classified as current or non-current depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Income tax expense represents the sum of the current tax and deferred tax. Current tax is expected to be payable on the taxable profit for the period, calculated using tax rates enacted or substantially enacted by the balance sheet date, and any adjustment to tax payable in respect of previous years.

(l)	Related Parties Transactions
A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

(m)	Earnings Per Share
Basic and diluted earnings per share (EPS) amounts in the financial statements are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic EPS is based on the weighted average number of common shares outstanding. Diluted EPS is based on the weighted average number of common shares outstanding plus dilutive common stock equivalents. Basic EPS is computed by dividing net earnings (loss) (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS is calculated by dividing net earnings (loss) by the weighted average number of common shares outstanding and other dilutive securities, for which there were none for all periods presented. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Page - 49

(n)	Recent Accounting Pronouncements
The Financial Accounting Standards Board ("FASB") has issued the following recent accounting pronouncements, none of which are expected to have a significant affect on the financial statements:

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") 123-R, Share-Based Payment ("SFAS 123(R)"). SFAS 123(R) replaces SFAS 123, Accounting For Stock-Based Compensation, and supersedes APB Opinion 25, Accounting for Stock Issued to Employees. SFAS 123(R) requires, among other things, that all share-based payments to employees, including grants of stock options, be measured based on their grant-date fair value and recognized as expense. The Company adopted the fair value recognition provisions of SFAS 123 (R) effective January 1, 2006. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

On June 7, 2005, the FASB issued Statement 154, Accounting Changes and Error Corrections, a Replacement of APB Opinion 20 and FASB Statement 3, ("SFAS 154"). SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, most voluntary changes in accounting principles were required recognition via a cumulative effect adjustment within net income of the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005. The Company adopted SFAS 154 on January 1, 2006. The adoption had no impact to the Company's consolidated financial position, results of operations or cash flows.

In February 2006, the FASB issued SFAS 155, Accounting For Certain Hybrid Financial Instruments - an Amendment of FASB Statements 133 and 140, ("SFAS 155"). SFAS will be effective for the Company beginning January 1, 2007. The statement permits interests in hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation, to be accounted for as a single financial instrument at fair value, with changes in fair value recognized in earnings. This election is permitted on an instrument-by-instrument basis for all hybrid financial instruments held, obtained, or issued as of the adoption date. The adoption of this statement does not currently affect the Company.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force ("EITF")), the American Institute of Certified Public Accountants ("AICPA"), and the SEC did not or are not believed by management to have a material impact on the Company's present or future financial statements.

4.  RELATED PARTY TRANSACTIONS

Amount due to a shareholder, Bao Shinn Express Company Limited, (“BSEL”) at March 31, 2006 ($158,333) and March 31, 2005 ($320,513) is unsecured, bearing interest at 10% and no fixed terms of repayment. BSEL holds 38.4% of Baoshinn Corporation’s outstanding common stock.

Additionally, in the ordinary course of business, BSIE purchases and sells air tickets and tour packages to BSEL. The consolidated statement of operations for the periods presented includes the following related party transactions:

Page - 50

Related party	Nature of relationship and control	Description of transaction	Year Ended March 31, 2006 $	Year Ended March 31, 2005 $
Bao Shinn Express Company Limited	Shareholder 38.4%	Sales of air tickets and tour packages	213,381	277,391

		Purchase of air tickets and tour packages	216,633	1,686,304

5. INCOME TAXES

No provision for Hong Kong profits tax has been made for any of the periods presented as the Company does not have any assessable profits during those periods. The tax rate in Hong Kong for the period s under review was 17.5%. The taxation for those periods can be reconciled to the loss before taxation per the statement of operations as follows:

Year ended March 31:	%	2006	%	2005
Losses before tax		$ (220,390)		$ (118,323)

Tax at Hong Kong profits tax rate	(17.5)	(38,568)	(17,5)	(20,707)

Tax effect of non-assessable income and non-deductible expenses	0.02	41	-	-

Tax effect of temporary difference not recognized	3.86	8,516	0.71	840

Tax effect of unrecognized tax loss	13.62	30,011	16.79	19,867

Tax charge for the period / year at the Company’s effective tax rate	-	-	-	-

Page - 51

No provision for deferred tax liabilities has been made as the Company has no material temporary differences between the tax bases of assets and liabilities and their carrying amounts in the financial statements. The Company has not recognized deferred tax assets in respect of losses due to the unpredictability of the future earnings. The tax losses do not expire under current tax legislation.

6. BALANCE SHEET ITEMS

The following represent the details of the balance sheet items as of March 31:

Furniture, Fixtures and Equipment

	2006	2005
Furniture and fixtures	$89,690	$41,996
Office equipment	76,241	24,129
	165,931	66,125
Less accumulated depreciation	57,177	23,991
	$108,754	$42,134

Deposits, Prepayments, and Other Receivables

	2006	2005
Prepaid deposit with supplier [1]	$651,144	$281,386
Prepayments	10,448	3,620
Other receivables	30,228	11,256
	$691,820	$296,262

[1] Represents a deposit with the airline company to allow the Company to issue an agreed upon amount of air tickets per month.

7. COMMITMENTS AND CONTINGENCIES

Operating lease commitment

The Company leases office space under non-cancelable operating lease arrangements. The lease for office space was negotiated for a term of three years and terminates on December 31, 2006. Rent expenses charged to operations for the year ended March 31, 2006 was $49,774 (2005: $26,600). As of March 31, 2006, the Company’s future minimum lease payments subsequent to March 31, 2006 under non-cancelable operating leases were as follows (approximately): 2007 - $64,000; 2008 - $66,000.

Page - 52

 Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

Clancy and Co., P.L.L.C, Certified Public Accountants are our auditors. There has not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

Part II. Information Not Required In Prospectus

  Other Expenses of Issuance and Distribution

The estimated expenses of the offering (whether or not all shares are sold), all of which are to be paid by the registrant out of the proceeds from the offering, are as follows (amounts in US$):

Accounting Fees and Expenses	$50,000
Legal Fees and Expenses	17,000
Transfer Agent Fees	500
SEC Registration Fee	100
Printing Expenses	200
Blue Sky Fees/Expenses	17,500
Miscellaneous Expenses	14,700
TOTAL	$100,000

  Recent Sales of Unregistered Securities

(a) Prior sales of common shares
Baoshinn is authorized to issue up to 200,000,000 shares of common stock with a par value of $0.001. As of October 30, 2005, we had issued 5,000,000 common shares for total consideration of $50,000 to a total of 9 registered shareholders all of whom are residents outside the United States. There are no United States shareholders of record who own shares in Baoshinn .

Baoshinn is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the Common Shares.

During the past year, Baoshinn has sold the following securities which were not registered under the Securities Act of 1933, as amended:

Page - 53

Name and Address	Date	Shares	Consideration
CHEN Kuo-Hsien Suite 706 1277 Ding Xi Road Shanghai 200050	9/07/05	1,000,000	$10,000 Cash
WONG PakTat 1240 Kensington Road NW Calgary, AB Canada T2N 3P7	9/07/05	500,000	$5,000 Cash
MA Sui Kiu 9123 Scurfield Dr. NW Calgary, AB T3L 4M9 Canada	9/07/05	500,000	$5,000 Cash
Mario TODD Unit B 2/F Tower 4 Metro City, Phase I, Tsueg Kwan O, Hong Kong	9/07/05	500,000	$5,000 Cash
FUNG Yin Wa Flat C, 16/F, Block 4 Grandeur Gdn. 2 Chik Fai St., Tai Wai, Sha Tin NT, Hong Kong	9/07/05	500,000	$5,000 Cash
Candace WONG Sheng Ning Unit C 25/F Grand Excelsior 83 Waterloo Road, Kowloon, Hong Kong	9/07/05	500,000	$5,000 Cash
Decky TSE Chi Kwan Flat D, 17/F, Block 2 Nerine Cove 23 Hang Fu St., Tsuen Mun, Hong Kong	9/07/05	500,000	$5,000 Cash
Donna KNIGHT 16 Co-op Street, Shoringham, Norfolk, England NR308JS	9/07/05	500,000	$5,000 Cash
Frank SPRAY 12 A bby Street, Shoringham, Norfolk, England NR268HH	9/07/05	500,000	$5,000 Cash
TOTAL		5,000,000	$50,000 Cash

We issued the foregoing restricted shares of common stock to the above named nine (9) individuals pursuant to Section 504D and Regulation S of the Securities Act of 1933. All of the above are deemed to be accredited investors and each was in possession of all material information relating to Baoshinn. Further, no commissions were paid to anyone in connection with the sale of the shares and no general solicitation was made to anyone.

The individuals each understood that Baoshinn relied on certain information in determining to offer securities that were exempt from the registration requirements of the Securities Act of 1933. In doing so, each purchaser stated that his/her net or joint net worth at the time of purchase was in excess of US $1,000,000.

On March 31, 2006, we consummated a merger (the “merger”) with BaoShinn International Express Limited (“BSIE”), a privately-held Hong Kong corporation, by issuing 16,500,000 shares in the share exchange transaction for 100% of the issued and outstanding shares of BSIE common stock. As a result of the share exchange transaction, BSIE became our wholly-owned subsidiary.

(b) Use of proceeds
We have spent a portion of the proceeds of the above private placements to pay for costs associated with this registration statement, for option payments and finder’s fees as well as the Report on the Claim and we expect the balance of the proceeds will be mainly applied to further costs of this prospectus and administrative costs. We reserve the right to reallocate the use of proceeds as we deem appropriate in the best interests of Baoshinn and its shareholders.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effectiveness of this registration statement and thereafter on each of our subsequent periodic reports through the later of the disclosure of the application of the offering proceeds or disclosure of the termination of this offering.

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  Exhibits

(a) Exhibits
The following Exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of LAW OFFICE OF APPLBAUM & ZOUVAS LLP regarding the legality of the Securities being registered
10.1	Share Exchange Agreement between JML Holdings, Inc. and Bao Shinn International Express Ltd.
10.2	Escrow Agreement
23.1	Consent of Clancy and Co., P.L.L.C, Certified Public Accountants
99.1	Subscription Agreement

Please note that Baoshinn Corporation has one subsidiary. Throughout this statement we have mentioned BaoShinn International Express (“BSIE”). BSIE is a wholly owned subsidiary of BaoShinn.

(b) Description of Exhibits

Exhibit 3.1
Articles of Incorporation of Baoshinn dated September 9, 2005.

Exhibit 3.2
Bylaws of Baoshinn dated September 9, 2005.

Exhibit 4.1
Specimen Stock Certificate issued by Madison Stock Transfer, Inc.

Exhibit 5.1
Opinion of the LAW OFFICE OF APPLBAUM & ZOUVAS LLP, 925 Hotel Circle South, San Diego, CA 92108 dated May 24, 2006 regarding the legality of the Securities being registered in this registration statement.

Exhibit 10.1
Share Exchange Agreement between JML Holdings, Inc. and Bao Shinn International Express Ltd., dated March 31, 2006.

Exhibit 10.2
Escrow Agreement between Applbaum & Zouvas LLP and Baoshinn Corporation, dated July 1, 2006.

Exhibit 23.1
Consent of Clancy and Co., P.L.L.C, Certified Public Accountants regarding the use in this registration statement of their auditors’ Baoshinn Corporation as of and for the fiscal years ended March 31, 2006 and 2005.

Exhibit 99.1
Subscription Agreement.

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  Undertakings

The undersigned registrant hereby undertakes:
1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:
	a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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  Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this registration statement and has duly caused this Form SB-2 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on this 12th day of June, 2006.

Baoshinn Corporation

BY: /s/ Ricky Chiu

Ricky Chiu, President, Director

BY: /s/ Chiu Wan Kee

Chiu Wan Kee, Chairman, Director

BY: /s/ Benny Kan

Benny Kan, C.E.O., C.F.O., Director

Know all men by these present, that each person whose signature appears below constitutes and appoints Ricky Chiu, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ricky Chiu	President and a member of the Board of Directors	August 7, 2006
/s/ Chiu Wan Kee	Chairman and a member of the Board of Directors	August 7, 2006
/s/ Mike Lam	Member of the Board of Directors	August 7, 2006
/s/ Benny Kan	C.E.O., C.F.O., and a member of the Board of Directors	August 7, 2006

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  Exhibit 3.1

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Page - 59

 Exhibit 3.2

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By-Laws
BAOSHINN CORPORATION
A NEVADA CORPORATION

Article I
CORPORATION OFFICES
The principal office of the corporation in the State of Nevada shall be located at 1350 E. Flamingo Road, Las Vegas, NV 89119. The corporation may have such other offices, either within or without the State of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

Article II
SHAREHOLDERS’ MEETINGS
Section 1. Place of Meetings
The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting of any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place for holding such meting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

Section 2. Annual Meetings
The time and date for the annual meeting of the shareholders shall be set by the Board of Directors of the Corporation, at which time the shareholders shall elect a Board of Directors and transact any other proper business. Unless the Board of Directors shall determine otherwise, the annual meeting of the shareholders shall be held on the second Monday of March in each year, if not a holiday, at Ten o’clock A.M., at which time the shareholders shall elect a Board of Directors and transact any other proper business. If this date falls on a holiday, then the meeting shall be held on the following business day of at the same hour.

Section 3. Special Meetings
Special meetings of the shareholders may be called by the President, the Board of Directors, by the holders of at least ten percent of all the shares entitled to vote at the proposed special meeting, or such other person or person as may be authorized in the Articles of Incorporation.

Section 4. Notice of Meetings
Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by the direction of the president, or secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Closing of Transfer Books or Fixing Record Date.
(a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case twenty (20) days. If the stock transfer book be closed for the purpose of determining stockholders entitled to notice or to vote at the meeting of stockholders, such books shall be closed for at least twenty (20) days immediately preceding such meeting.

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(b) In lieu of closing the stock transfer books, the directors may prescribe a day not more than sixty (60) days before the holding of any such meeting as the day as of which stockholders entitled to notice of the and to vote at such meeting must be determined. Only stockholders of record on that day are entitled to notice or to vote at such meeting.

(c) The directors may adopt a resolution prescribing a date upon which the stockholders of record are entitled to give written consent to actions in lieu of meeting. The date prescribed by the directors may not precede nor be more than ten (10) days after the date the resolution is adopted by directors.

Section 5. Voting List.
The officer or agent having charge of the stock transfer books for the shares of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at the meeting of stockholders.

Section 6. Quorum.
At any meeting of stockholders, a majority of fifty percent plus one vote, of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than said number of the outstanding shares is represented at a meeting, a majority of the outstanding shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be presented, any business may be transacted which might have been transacted at the meeting originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 7. Proxies.
At all meetings of the stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. Such proxies may be deposited by electronic transmission.

Section 8. Voting.
Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall been titled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of Nevada.

Section 9. Order of Business.
The order of business at all meetings of the stockholders shall be as follows:
a.  Roll Call.
b.  Proof of notice of meeting or waiver of notice.
c.  Reading of minutes of preceding meeting.
d.  Reports of Officers.
e.  Reports of Committees.
f.  Election of Directions.
g.  Unfinished Business.
h.  New Business.

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Section 10. Informal Action by Stockholders.
Unless otherwise provided in the articles of incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required of such an action at a meeting, then that proportion of written consents is required.

In no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Unless otherwise restricted by the articles of incorporation or bylaws, stockholders may participate in a meeting of stockholders by means of a telephone conference or similar methods of communications by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

Unless otherwise provided in this chapter, the articles of incorporation or the bylaws, if voting by a class or series of stockholders is permitted or required, a majority of the voting power of the class or series that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum for the transaction of business. An act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

Section 11. Books and Records
The Books, Accounts, and Records of the corporation, except as may be otherwise required by the laws of the State of Nevada, may be kept outside of the State of Nevada, at such place or places as the Board of Directors may from time to time appoint. The Board of Directors shall determine whether and to what extent the accounts and the books of the corporation, or any of them, other than the stock ledgers, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of this Corporation, except as conferred by law or by resolution of the stockholders or directors. In the event such right of inspection is granted to the Stockholder(s) all fees associated with such inspection shall be the sole expense of the Stockholder(s) demanding the inspection. No book, account, or record of the Corporation may be inspected without the legal counsel and the accountants of the corporation being present. The fees charged by legal counsel and accountants to attend such inspections shall be paid for by the Stockholder demanding the inspection.

Article III
BOARD OF DIRECTORS
Section 1. General Powers.
The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

Section 2. Number, Tenure, and Qualifications.
The number of directors of the corporation shall be a minimum of one (1) and a maximum of nine (9), or such other number as may be provided in the Articles of Incorporation, or amendment thereof. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

Section 3. Regular Meetings
A regular meeting of the directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of shareholders. The directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such solution.

Section 4. Regular Meetings.
Special meetings of the directors may be called by or at the request of the president of ay tow directors. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

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Section 5. Notice.
Notice of any special meeting shall be given at least one day previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. Quorum.
At any meeting of the directors fifty (50) percent shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Manner of Acting.
The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

Section 8. Newly Created Directorships and Vacancies.
Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of any reason except the removal of directors without cause may be filled by a vote of the majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

Section 9. Removal of Directors.
Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

Section 10. Resignation.
A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

Section 11. Compensation.
No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 12. Executive and Other Committees.
The board, by resolution, may designate from among its members an executive committee and other committee, each consisting of one (1) or more directors. Each such committee shall serve at the pleasure of the board.

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Article IV
OFFICERS
Section 1. Numbers.
The officers of the corporation shall be the president, a secretary and a treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

Section 2. Election and Term of Office.
The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. In the event that no election of officers is held by the directors at that time, the existing officers shall deem to have been confirmed in office by the directors.

Section 3. Removal
Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to contract rights, if any, of the person so removed.

Section 4. Vacancies
A vacancy in any office because of death, resignation, removal disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

Section 5. President
The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the directors or by these by-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

Section 6. Chairman of the Board.
In the absence of the president or in the event of his death, inability or refusal to act, the chairman of the board of directors shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The chairman of the board of directors shall perform such other duties as from time to time may be assigned to him by the directors.

Section 7. Secretary.
The secretary shall keep the minutes of the stockholders’ and of the directors’ meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these by-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all the duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

Section 8. Treasurer.
If required by the directors, the treasurer shall give a bond of the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these by-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

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Section 9. Salaries.
The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of fact that he is also a director of the corporation.

Article V
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 1. Contracts.
The directors may authorize any officer or officers, agent or agents to enter into any contract or executive and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans.
No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

Section 3. Checks, Drafts, etc.
All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the resolution of the directors.

Section 4. Deposits.
All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

Articles VI
FISCAL YEAR
The fiscal year of the corporation shall begin on the 1st day of April in each year, or on such other day as the Board of Directors shall fix.

Article VII
DIVIDENDS
The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Article VIII
SEAL
The directors may provide a corporate seal which shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, “Corporate Seal”.

Article IX
WAIVER OF NOTICE
Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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Article X
AMENDMENTS
These by-laws may be altered, amended or repealed and new by-laws may be adopted in the same manner as their adoption, by the Board of Directors if so adopted; by a vote of the stockholders representing a majority of all the shares issued and outstanding, if so adopted or adopted by the Board of Directors; or in any case, at any annual stockholders’ meeting when the proposed amendment has been set out in the notice of such meeting.

CERTIFICATION
The Secretary of the Corporation hereby certifies that the foregoing is a true and correct copy of the By-Laws of the Corporation named in the title thereto and that such By-Laws were duly adopted by the Board of Directors of said Corporation on the date set forth below.

Executed, and Corporate Seal affixed, this day of March 7, 2006.

/s/ Ricky Tong Chiu
Ricky Tong Chiu, President & Director                             (SEAL)

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  Exhibit 4.1

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Number Shares
 BOASHINN CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON VOTING STOCK                           Cusip                             COMMON VOTING STOCK
                                            PAR VALUE: $0.001                            FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES THAT  SPECIMEN CERTIFICATE

IS THE REGISTERED HOLDER OF
SHARES OF THE COMMON STOCK OF BOASHINN CORPORATION, a Nevada Corporation, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of the Certificate properly endorsed. Witness the facsimile Seal of the Corporation and the facsimile Signatures of its duly authorized officers.

 Not Valid Unless
Initialed by Transfer Agent
By:  Authorized Initial

MADISON STOCK TRANSFER INC.
PO BOX 145
BROOKLYN, NY 11229

Ricky Chiu               Boashinn Corporation                 Ricky Chiu
President & CEO                             Corporate Seal                                 Secretary
NEVADA

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  Exhibit 5.1

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LAW OFFICE OF
APPLBAUM & ZOUVAS LLP
phone (619) 688-1715      925 Hotel Circle South      fax (619) 688-1716
San Diego CA 92108

August 3, 2006

Board of Directors
Baoshinn Corporation
A-B 8/F Hart Avenue
Tsimushatsui
Kowloon, Hong Kong

Re:          Registration Statement on Form SB-2

Gentlemen:

We have acted as special counsel to Baoshinn Corporation, a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration for resale of a total of 2,500,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) all as set forth in the Registration Statement. At your request this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

We have examined the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents, and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon the certificates of public officials and of officers and representatives of the Company.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

The Company is a fully and duly incorporated Nevada corporate entity. The Company has one class of Common Stock at this time. Neither the Articles of Incorporation, Bylaws, nor amendments thereto, nor subsequent resolutions change the non-assessable characteristics of the Company's common shares of stock. The Common Stock previously issued by the Company is in legal form and in compliance with the laws of the State of Nevada, its Constitution and reported judicial decisions interpreting those laws and when such stock was issued it was duly authorized, fully paid for and non-assessable. The common stock to be sold under this Form SB-2 Registration Statement is likewise legal under the laws of the State of Nevada, its Constitution and reported judicial decisions interpreting those laws and when such stock is issued it will be duly authorized, fully paid for and non-assessable.

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We do not express any opinion herein concerning any law other than the Nevada General Corporation Law and the federal securities law of the United States. Nevada Corporation Law includes the statutory provisions and also all applicable provisions of the Nevada Constitution and any reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.

Very truly yours,

By:	/s/ Luke C. Zouvas, Esq.
Luke C. Zouvas, Esq.
Partner

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 Exhibit 10.1

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SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made as of the 31st day of March, 2006

AMONG:  JML Holdings, Inc., (“JML”), a Nevada corporation

AND:  BAO SHINN EXPRESS INTERNATIONAL LTD., (“Bao Shinn”)
a Hong Kong corporation

AND: Bao Shinn Express Company Ltd., Wong Yun Leung, Kan Pan Hung, Chiu Lin Chiu Luan, Lam In Wai, Pang Hoi Ping, (the “Bao Shinn Shareholders”)

(all collectively referred to as “the Parties”)

WITNESSES THAT WHEREAS:

A.	Bao Shinn is engaged in the business of selling passenger tickets for a number of airlines and providing travel package services.

B.	The Bao Shinn Shareholders are the owners, of record and beneficially, of all the issued and outstanding capital stock and ownership interests of Bao Shinn (the “Bao Shinn Shares”).

C.
Subject only to the limitations and exclusions contained in this Share Exchange Agreement (the “Agreement”) and on the terms and conditions set forth below, Bao Shinn and the Bao Shinn Shareholders desire to sell and JML desires to purchase all of the Bao Shinn Shares, in exchange for shares in the common stock of JML.

NOW THEREFORE, in consideration of the respective covenants, representations, warranties and agreements contained in this Agreement, and intending to be legally bound, the Parties agree as follows:

1.0 RECITALS The above recitals are incorporated into and shall form part of this Agreement.

2.0	DEFINITIONS

2.1
“Agreement” means this Share Exchange Agreement and all of its attached exhibits and schedules; “hereof,” “hereto,” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Section or paragraph; “Section,” “paragraph” or “clause” means and refers to the specified article, section, paragraph or clause of this Agreement;

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2.2
“Acquired Assets” means all right title and interest of Bao Shinn in and to the properties, assets and rights of every nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, whether accrued, contingent or otherwise and whether now existing or hereinafter acquired primarily relating to or used or held for use in connection with the business of Bao Shinn;

2.3	“Assumed Liabilities” means any and all liabilities, obligations and commitments relating exclusively to the Business or the Acquired Assets;

2.4	“Bao Shinn” has the meaning set forth in the preface above, and for the purposes of the representations, warranties, covenants and agreements herein, includes all subsidiaries;

2.5    “Bao Shinn Shares” has the meaning set forth in the recitals above;

2.6    “Bao Shinn Shareholders” has the meaning set forth in the preface above.

2.7
“Business” means the business of selling passenger tickets for a number of airlines and providing travel package services and all other business presently and heretofore carried on by Bao Shinn, to be acquired by JML pursuant to this Agreement, consisting of the Bao Shinn Shares, the Acquired Assets, and the Assumed Liabilities;

2.8
“Closing” means the completion of the sale and purchase of the Bao Shinn Shares by the transfer and delivery of documents of title and the payment of the purchase price as contemplated in this Agreement;

2.9	“Closing Date” means the 31st day of March, 2006, or such other date as the Parties may agree as to the date upon which the Closing shall take place;

2.10	“Closing Time” means 4:00 p.m. Hong Kong time on the Closing Date or such other time on the Closing Date as the Parties may agree;

2.11	“GAAP” means generally accepted accounting principles, either in Hong Kong or the United States, as the context requires or as otherwise indicated, consistently applied as in effect from time to time;

2.12    “JML” has the meaning set forth in the preface above;

2.13
“JML Shares” means 16,500,000 common shares in the capital stock of JML to be issued to the Bao Shinn Shareholders in full payment and satisfaction of the Purchase Price. The distribution of the JML Shares shall be pursuant to the distribution set forth on Schedule 1;

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2.14    “Purchase Price” shall have the meaning set forth in Section 4.2 below;

2.15    “SEC” means the United States Securities and Exchange Commission;

2.16	“Securities Act” means collectively the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

 3.0 SCHEDULES AND EXHIBITS

3.1 The following are the Schedules and Exhibits annexed hereto and incorporated by reference and deemed to be part of this Agreement:

Schedule 1  - Distribution of Shares of JML Holdings Corp. to Bao Shinn
Shareholders
Schedule 2  - Audited Financial Statements of Bao Shinn for the years ended
March 31, 2004 and 2005 and three months ended June 30, 2005, and Consolidated Financial Statements of JML and Bao Shinn
Schedule 3  - Tenancy Agreement of Bao Shinn
Schedule 4  - Merger Agreement

4.0 SALE AND PURCHASE

4.1 Share Acquisition. Subject to and upon the terms and conditions set forth in this Agreement, on the Closing Date, the Bao Shinn Shareholders will sell to JML, and JML will purchase all right, title and interest in and to all classes of shares of Bao Shinn (the “Bao Shinn Shares”) then outstanding.

4.2 Purchase Price. The purchase price payable by JML to the Bao Shinn Shareholders for the Bao Shinn Shares is $1,650,000.00 in U.S. currency (the “Purchase Price”) payable on the Closing Date by the issuance of 16,500,000 common shares in the capital stock of JML (the “JML Shares”).

4.3 Registration for Resale. Upon completion of the sale and transfer of the Bao Shinn Shares to JML, JML shall also file a Form SB-2 or similar registration statement with the SEC covering the sale of up to 2,500,000 shares in the common stock of JML held, or to be held by current and future shareholders of JML.

4.4 Quotation on OTCBB. Immediately upon the effectiveness of a registration statement filed with the SEC registering a class of securities of JML, JML will apply and take all necessary steps to have trades in its shares cleared for quotation on the NASD Over-the-Counter Bulletin Board.

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4.5  Financing. Upon quotation of the Bao Shinn Shares on the NASD Over-the-Counter  Bulletin Board, JML shall complete a registered public offering of a minimum of 1,000,000 shares and a maximum of 2,000,000 shares of its common stock (the “Public Offering”) at an estimated price of USD $0.30 per share for gross proceeds of between USD $300,000 and USD $600,000 before commissions.  Commissions on the Public Offering will be 3.0% of the gross proceeds. JML will file a Form SB-2 or similar registration statement with the SEC in order to register the Public Offering for sale to the public.

4.6 Closing. The Closing shall take place at the Closing Time at the offices of Bao Shinn, or  at such other time and place as may be agreed to by Bao Shinn and JML.

5.0 REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

5.1 Right to Sell. Each Bao Shinn Shareholder, with respect to the Bao Shinn Shares held by such shareholder, represents and warrants that they are the sole registered and beneficial owner of the Bao Shinn Shares held by them, free and clear of all liens, charges, pledges, security interests, demands, adverse claims, rights, or other encumbrances whatsoever, and no person, firm or corporation other than JML now or at Closing will have any right, option, agreement or arrangement capable of becoming an agreement for the acquisition of any of the Bao Shinn Shares held by them or any interest therein.

5.2 Due Authorization. Each Bao Shinn Shareholder represents and warrants that such Shareholder is legally competent to enter into this agreement, that each such Shareholder has all necessary power, authority and capacity to enter into this Agreement and to perform the obligations hereunder, that each such Shareholder is entering into this Agreement free of duress or other non-disclosed inducement. Each Bao Shinn Shareholder represents that they have either sought legal counsel for purposes of review and advice concerning this Agreement or have intentionally waived such legal counsel.

5.3 Valid and Binding Obligation. This Agreement when executed will constitute the legal, valid, and binding obligation of each Bao Shinn Shareholder hereunder, enforceable against each Bao Shinn Shareholder in accordance with its terms.

5.4 Litigation and Claims. There is no suit, action, litigation, investigation, or administrative, governmental, arbitration or other proceeding, including without limitation appeals and applications for review, in progress, or to the best knowledge and belief of each Bao Shinn Shareholder, pending or threatened against or relating to the Bao Shinn Shareholder, or affecting its respective properties or business, or affecting the right of such Shareholder to enter into this Agreement or perform Shareholder’s obligations hereunder.

5.5 Residency. Each Bao Shinn Shareholder represents and warrants to JML that they are not a resident of the United States and will not be a resident of the United States at the Time of Closing, and that they were not in the United States at the time this Agreement was signed by such shareholder.

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6.0 REPRESENTATIONS AND WARRANTIES OF BAO SHINN

6.1  Due Authorization. Bao Shinn has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been, and on the Closing Date will have been, duly authorized by all necessary company action on the part of Bao Shinn. Bao Shinn has all necessary power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and the consummation of the transactions contemplated hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of Bao Shinn, enforceable against Bao Shinn in accordance with its terms.

6.2  Organization and Good Standing. Bao Shinn is a corporation, duly incorporated, duly organized, validly existing, and in good standing under the laws of Hong Kong, and has all necessary power, authority and capacity to own or lease its property and assets (including, without limitation, the Acquired Assets) and to carry on the Business as presently conducted by it. Neither the nature of the Business nor the location or character of the property owned or leased by Bao Shinn requires Bao Shinn to be registered, recorded, licensed or otherwise qualified as a foreign corporation or to be in good standing in any jurisdiction other than in Hong Kong.

6.3 Financial Statements. Bao Shinn represents and warrants to JML that the unaudited financial statements of Bao Shinn for the years ended March 31, 2004 and 2005 and for three months ended June 30, 2005 (the “Financial Statements”), attached hereto as Schedule 2, have been delivered to JML, and are prepared in accordance with GAAP and are true, correct, and complete and such financial statements present fairly the financial condition and the results of opera-tions, changes in equity, and cash flow of Bao Shinn as at the respective dates of and for the periods referred to in such financial statements, subject to adjustments that to the Best of Bao Shinn’s Knowledge are not material.

6.4  Assets. Bao Shinn has good title to all Acquired Assets free and clear of all Liens, except liens for current taxes not yet due. Prior to Closing, and on request of JML, Bao Shinn will provide any and all true and correct copies of instruments by which Bao Shinn holds property and inter-ests, all contracts, all insurance policies, opinions, abstracts, and surveys in the possession of Bao Shinn and relating to such the ownership or contractual rights to the Acquired Assets.

6.5 No Undisclosed Liabilities. Except to the extent reflected or reserved against in the Financial Statements (including the notes thereto), or incurred subsequent to the date thereof, Bao Shinn does not have any material outstanding indebtedness or any material liabilities or obligations (whether accrued, determinable, absolute, contingent or otherwise).

6.6 Taxes. Bao Shinn has filed or caused to be filed, on a timely basis since inception, all federal, municipal or local tax returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group, pursuant to applicable legal requirements. All tax returns filed by (including any on a consolidated basis) Bao Shinn are true, correct, and complete.

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6.7 Litigation and Claims. There is no suit, action, litigation, labour grievance or complaint, investigation, or administrative, governmental, arbitration or other proceeding, in progress, or to the best knowledge and belief of Bao Shinn pending or threatened against or relating to Bao Shinn, or affecting its respective properties or the Business, or affecting the Acquired Assets, or affecting the right of JML to enter into this Agreement or perform JML’s obligations hereunder.

6.8 Leases. Bao Shinn is not a party to or bound by any leases of real property or agreements in the nature of leases of real property, or agreements to enter into such leases, other than those referred to in Schedule 3. All rental and other payments required to be paid by Bao Shinn pursuant to such leases or agreements have been duly paid and Bao Shinn is not otherwise in default in meeting their obligations under any such leases or agreements. No consent of any parties to such leases, licenses or agreements (other than Bao Shinn) is required by reason of the transactions contemplated hereby.

6.9 Employees and Employment Contracts. There are set forth in Schedule 4 the names and titles of all the directors and officers of Bao Shinn, and of all personnel employed or engaged in the Business, together with particulars of the material terms and conditions of employment or engagement of such persons, including rates of remuneration, benefits and positions held.

6.10  No Guarantees. Bao Shinn has not given or agreed to give, or are a party or bound by, any indemnity, or any guarantee of indebtedness or other obligations of third parties or any other commitment by which Bao Shinn or the Business is or is contingently responsible for such indebtedness or other obligations.

7.0 REPRESENTATIONS OF JML

7.1  Due Authorization. JML has all necessary corporate power, authority and capacity to enter into this Agreement and the agreements and other instruments contemplated herein and to perform its respective obligations hereunder. This Agreement when executed constitutes, and on the Closing Date will constitute legal, valid and binding obligations of JML, enforceable against JML in accordance with its terms.

7.2  Organization and Good Standing. JML is a corporation, duly incorporated in September of 2005, duly organized, validly existing, and in good standing under the laws of Nevada. JML will deliver to Bao Shinn on request, prior to Closing, copies of its Organizational Documents as currently in effect.

7.3 Assets and Liabilities. JML represents and warrants to Bao Shinn that JML is in the business of seeking an acquisition target and completing an acquisition thereof and as such has no assets or liabilities that would materially affect the business of Bao Shinn upon closing of the transactions contemplated hereby.

7.4  Share Issuances. As at the date of this Agreement the issued and outstanding share capital of JML consists of 5,000,000 shares of common stock issued at USD $0.01 per share. These shares are subject to restrictions on resale pursuant to U.S. Federal securities laws and may only be resold in accordance with such laws, including pursuant to an effective registration statement. These shares are subject to restrictions on resale pursuant to U.S. Federal securities laws. The proceeds to JML from the sale of these shares will be applied towards the expenses incurred or to be incurred in connection with the transactions contemplated in this Agreement.

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7.5 Litigation and Claims. There is no suit, action, litigation, labour grievance or complaint, investigation, or administrative, governmental, arbitration or other proceeding in progress, pending or threatened against or relating to JML.

7.6 Full Disclosure. No representation or warranty of JML in this Agreement contains any untrue statement or omits to state a material fact.

7.7 Officers, Directors and Employees. JML has one officer and director, namely Kevin Polos, and has no employees.

8.0	CONDITIONS PRECEDENT TO THE PERFORMANCE BY JML AND BAO SHINN OF THEIR OBLIGATIONS UNDER THIS AGREEMENT

8.1 JML’s Conditions. The obligation of JML to complete the purchase of the Bao Shinn Shares hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of JML and may be waived by JML in whole or in part):

(a) Due Diligence Review. The completion by JML of, to its satisfaction acting reasonably, a due diligence review of the affairs and business of Bao Shinn, such review to concluded on or before December 31, 2005, and all matters arising therefrom having been resolved prior to the Closing Time.

(b) Truth and Accuracy of Representations of Bao Shinn at Closing Time. All of the representations and warranties of Bao Shinn and the Bao Shinn Shareholders made in or pursuant to this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

(c) Performance of Obligations. Bao Shinn shall have complied with and performed in all respects its obligations, covenants and agreements herein.

(d) Approvals. Bao Shinn’s Board of Directors, by proper and sufficient vote respectively, shall have approved this Agreement and the transactions contemplated hereby.

8.2 Bao Shinn’s Conditions. The obligation of Bao Shinn to complete the sale of the Acquired Assets hereunder shall be subject to the satisfaction of, or compliance with, at or before the Closing Time, each of the following conditions precedent (each of which is hereby acknowledged to be inserted for the exclusive benefit of Bao Shinn and may be waived by Bao Shinn in whole or in part):

(a) Truth and Accuracy of Representations of JML at Closing Time. All of the representations and warranties of JML made in this Agreement shall be true and correct in all material respects as at the Closing Time and with the same effect as if made at and as of the Closing Time (except as such representations and warranties may be affected by the occurrence of events or transactions expressly contemplated and permitted hereby).

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9.0 COVENANTS OF JML AND BAO SHINN

9.1 Covenants of Bao Shinn. Bao Shinn covenants and agrees to do the following:

(a)  Conduct Business in Ordinary Course. Except as otherwise contemplated or permitted by this Agreement, the Shareholders shall cause Bao Shinn during the period from the date of this Agreement to the Closing Time, to conduct the Business in the ordinary and usual course thereto and not, without the prior written consent of JML, to enter into any transaction or do any thing which, if effected before the date of this Agreement, would constitute or would cause a material breach of the covenants, representations and warranties contained herein. On Closing, Bao Shinn shall provide JML with updated financial statements, which can be management prepared, which shall comprehensively reflect all material changes and the financial position of Bao Shinn from December 31, 2002 up to the date of this Agreement.

(b) Financial Statements. Bao Shinn will provide JML with audited financial statements prepared in accordance with U.S. GAAP and SEC filing requirements for a Form SB-2 registration statement on or before December 31, 2005 (Subject to change).

(c) Correctness of Representations and Warranties. The Bao Shinn Shareholders and Bao Shinn shall cause each of the covenants, representations and warranties of Bao Shinn contained herein, including, without limitation, Section 6.0, to remain true and correct until and at each of the Closing Date and the Closing Time.

(d) No Encumbrances. Each Bao Shinn Shareholder shall deliver to JML all right, title and interest in the Bao Shinn Shares, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, demands, rights and other encumbrances of any nature or kind.

(e) Board Approval. Bao Shinn shall obtain the adoption and approval of this Agreement and the transactions contemplated thereby from its Board of Directors or as otherwise required by British Columbia Law.

9.2 Covenants of JML. JML covenants and agrees that JML shall do the following:

(a) Correctness of Representations and Warranties. JML shall cause each of the covenants, representations and warranties of JML contained herein to remain true and correct until and at each of the Closing Date and the Closing Time.

(b) Board Approval. JML shall obtain the ratification, adoption and approval of this Agreement and the stock issuances and transactions contemplated thereby from its Board of Directors or as otherwise required by Nevada Law.

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10. CLOSING

10.1 Date and Location of Closing. The Closing of the transactions contemplated in this Agreement shall occur no later than 4:00p.m. time on March 31, 2006, at the offices of Bao Shinn, or such other date and location agreed to by Bao Shinn and JML.

10.2 Closing Deliveries of Bao Shinn. At the Time of Closing, Bao Shinn and the Bao Shinn Shareholders, shall deliver the JML:

(a)	share certificates representing the Bao Shinn Shares duly endorsed for transfer to JML;

(b)
certified copies of resolutions of the directors of Bao Shinn authorizing and approving the transfer of the Bao Shinn Shares, registration of the Bao Shinn Shares in the name of JML, the issuance of a new share certificate in the name of JML representing the Bao Shinn Shares, and entry of the name and address of JML into the register of members of the Company;

(c)	Certified copies of resolutions of the directors of Bao Shinn as are to be passed to authorize the execution, delivery and implementation of this Agreement and all related transactions and documents;

(d)	Consents to act as a directors and officers of JML of 2 or more directors and officers nominated by Bao Shinn.

10.3 Closing Deliveries of JML. At the Time of Closing, JML shall deliver to Bao Shinn the following:

(a)	share certificates representing the JML Shares in the names of the Bao Shinn Shareholders in the amounts disclosed in Schedule 2.15;

(b)
certified copies of resolutions of the director(s) of JML authorizing and approving the issuance of the JML Shares, registration of the Bao Shinn Shareholders on the register of members of JML, and the issuance of the new share certificates representing such JML Shares;

(c)	all corporate records and books of account of JML, including without limitation, the minute books;

(d)
certified copies of such resolutions of the director(s) of JML as are to be passed to authorize the execution, delivery and implementation of this Agreement and of all related transactions and documents;

(e)	certified copies of resolutions of the director(s) of JML appointing the nominees of Bao Shinn as officers and directors effective upon Closing; and

(f)	the signed resignations of each director and officer of JML.

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11.0 ADDITIONAL TERMS

11.1 Survival of Representations, Warranties and Covenants of Bao Shinn. The representations, warranties and covenants of Bao Shinn contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of JML, shall continue in full force and effect for the benefit of JML for a period of 1 year from the Closing Date.

11.2 Survival of Representations, Warranties and Covenants of JML. The covenants, representations, and warranties of JML contained in this Agreement or in any agreement, certificate or any other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement and, notwithstanding such completion or any investigation made by or on behalf of Bao Shinn, shall continue in full force and effect for the benefit of Bao Shinn for a period of 1 year from the Closing Date.

11.3 Enurement and Assignment. This Agreement shall be binding upon and enure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations contained in this Agreement without the prior approval of the other Parties.

11.4  Whole Agreement. This Agreement constitutes and contains the entire agreement of the Parties, and supersedes any and all prior negotiations, correspondence, understandings, letters of intent and agreements between the Parties.

11.5  Notice. Any notice, request, demand, claim, instruction, or other document to be given to any party pursuant to this Agreement shall be in writing delivered personally or sent by mail, registered or certified, postage fully prepaid, as follows:

If to Bao Shinn, to the following address:

Bao Shinn International Express Ltd.
Flat A & B 8/F 8 Hart Avenue Tsim Sha Tsui
Kowloon, Hong Kong.
Attn: Benny Kan

If to JML, to the following address,
JML Holdings, Inc.
5398 Jamestown Road, San Diego, CA 92117
USA
Attn: Kevin Polis

If to Shareholders, to the following address,
The Shareholders of Bao Shinn
c/o Bao Shinn International Express Ltd
at the address above.
Attn: Happy Pang

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Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.

11.6 Validity. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

11.7 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.8 Signatures. This Agreement may be executed in any number of counterparts, and delivered by facsimile, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

11.9 Applicable Law. This Agreement shall be construed in accordance with its terms and the laws of the United States.

11.10 Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

11.11 Currency. Unless otherwise noted, all dollar amounts herein are in United States currency.

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12.0 SIGNATURES

IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties effective the date noted above:

JML HOLDINGS, INC.

/s/ Kevin A. Polis
Authorized Signatory

Bao Shinn International Express Ltd.

/s/ Ricky Chiu
Authorized Signatory

The Shareholders of Bao Shinn International Express Ltd.

/s/ Ricky Chiu      /s/ Wong Yun Leung
Bao Shinn Express Company Ltd   Wong Yun Leung

/s/ Kan Pan Hung     /s/ Chiu Lin Chiu Luan
Kan Pan Hung      Chiu Lin Chiu Luan

/s/ Lam In Wai      /s/ Pang Hoi Ping
Lam In Wai      Pang Hoi Ping

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 Exhibit 10.2

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ESCROW AGREEMENT

THIS AGREEMENT, dated for reference July 1, 2006 is made

BETWEEN:
Baoshinn Corporation, a company incorporated under the laws of Nevada and having its head office at A-B 8/F Hart Avenue, Tsimshatsui, Kowloon, Hong Kong

         (the “Company”);

Applbaum & Zouvas LLP, a partnership having an office at 925 Hotel Circle South, San Diego, CA 92108

(“Escrow Agent”).

WHEREAS:

A.  Pursuant to a prospectus dated for reference August 3, 2006 (the “Prospectus”), the Company intends to issue a minimum of 1,000,000 and a maximum of 2,500,000 common shares in the Company’s share capital at a price of $0.30 per share (the “Issuance Shares”) to as yet unidentified person or entities (collectively, the “Shareholders”);

B.  The Company shall issue the Issuance Shares pursuant to Subscription Agreements, a copy of which form is attached to this Agreement as Schedule “A”(the “Subscriptions”). Pursuant to the Subscriptions, each Shareholder shall deliver funds in the appropriate fashion to “Applbaum & Zouvas LLP, in trust for Baoshinn Corporation” to pay for the Issuance Shares subscribed for by each such Shareholder (the “Purchase Funds”);

C.  The Company has agreed to, and has or shall, inform and advise all Shareholders that it shall place the Purchase Funds in escrow with the Escrow Agent pursuant to the terms of this Agreement; and

D.  The Escrow Agent is prepared to hold the Purchase Funds in escrow on the terms of this Agreement.

THEREFORE, the parties agree:

PLACEMENT OF PURCHASE FUNDS IN escrow

The Company shall cause the Shareholders to deliver the Purchase Funds delivered pursuant to the Subscriptions for the Issuance Shares to the Escrow Agent to be held in accordance with the terms of this Agreement.

While the Purchase Funds are in escrow, the Company will not issue, deliver, transfer, assign, option, dispose of, pledge or encumber any interest in the Issuance Shares.

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TERMS OF ESCROW

The Company directs the Escrow Agent not to release or otherwise deal with the Purchase Funds, and the other documents, held in escrow under this Agreement except in accordance with the terms of this Agreement.

Unless otherwise directed in a notice in writing executed by the Company and each of the Shareholders, the Escrow Agent will release the Purchase Funds to the Company or to the Shareholders as follows:

A.  To the Company

i.
Upon the Company providing written notice to the Escrow Agent that the Purchase Funds are to be released to the Company and that all Subscriptions for the Issuance Shares pursuant to the Prospectus have been received by the Company;

ii.	The Escrow Agent being in possession of not less than 1,000,000 shares in Purchase Funds; and

iii.
The Company providing the Escrow Agent with written confirmation that the Company shall, forthwith upon the delivery of the Purchase Funds to the Company, immediately issue and deliver to the Shareholders all Issuance Shares owing pursuant to the Subscriptions and in accordance with the Purchase Funds;

B.  To the Shareholders

i.
On written notice from the Company confirming that the financing contemplated by the Prospectus shall not proceed, that no Issuance Shares shall be delivered to any Shareholders, and that the Purchase Funds ought to be returned to the respected Shareholders; or

ii.	Upon the Escrow Agent being in possession of less than 1,000,000 shares in Purchase Funds and more than 270 days having elapsed from the effective date of the Prospectus.

All Purchase Funds released by the Escrow Agent pursuant to the terms of this Agreement will cease to be governed or affected by this Agreement.

The Escrow Agent shall have no duties except those which are expressly set forth herein, and it shall not be bound in any way by:

any notice of a claim or demand with respect thereto or any waiver, modification, amendment, termination or rescission of this Agreement unless received in writing and signed by the Company and the Shareholders, and, if its duties herein are affected, unless it shall have given its prior written consent thereto; or

any other contract or agreement between the Company and the Shareholders whether or not the Escrow Agent has knowledge thereof or of its terms and conditions.

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AMENDMENT AND ASSIGNMENT

This Agreement may be amended only by a written agreement among the Escrow Agent, the Company and the Shareholders.

INDEMNIFICATION OF ESCROW AGENT

4.1  Except for its acts of negligent misconduct, the Escrow Agent shall not be liable for any acts done or steps taken or omitted in good faith, or for any mistake of fact or law and each of the Company and the Shareholders will jointly and severally release, indemnify and save harmless the Escrow Agent from all costs, charges, claims, demands, damages, losses and expenses resulting from the Escrow Agent’s compliance in good faith with this Agreement. The Company agrees to pay the Escrow Agent’s proper and reasonable charges for its services rendered and its disbursements incurred as Escrow Agent in this matter.

4.2  Upon the release of the Purchase Funds to the Company in accordance with section 2.2 (a) above, the Escrow Agent shall be entitled, but not required, to retain Purchase Funds such funds required to pay the Escrow Agent’s costs, fees, disbursements, and accounts incurred with regards to this Agreement.

RESIGNATION OF ESCROW AGENT

If the Escrow Agent wishes to resign as escrow agent under this Agreement, the Escrow Agent must give notice in writing to the Company.

The resignation of the Escrow Agent shall be effective and the Escrow Agent shall cease to be bound by this Agreement on the date that is 60 days after the date of receipt of the notice referred to in subsection 5.1 or on such other date as the Escrow Agent are the Company may agree upon (the “Resignation Date”).

Following receipt of the notice referred to in subsection 5.1 and before the Resignation Date, the Company will provide the Escrow Agent with written instructions to deliver any Purchase Funds then held by the Escrow Agent pursuant to this Agreement to a third party, to be held on the terms and conditions of this Agreement or otherwise as the Company and the Shareholders may agree. If the Company does not appoint a new Escrow Agent within 50 days of receipt of the notice in subsection 5.1, then the Company will have the right to designate the registrar and transfer agent for the Company (if such person is not the Escrow Agent) as the person to replace the Escrow Agent and the Company shall instruct the Escrow Agent of its designation prior to the Resignation Date.

If the Escrow Agent does not receive the instructions referred to in subsection 5.3 on or before the Resignation Date, the Escrow Agent will deliver any Purchase Funds then held in escrow under this Agreement to the registrar and transfer agent for the Company (if such person is not the Escrow Agent) with instructions to hold such documents on the terms and conditions of this Agreement.

The effect of the delivery of any Purchase Funds then held in escrow to a third party or the registrar and transfer agent of the Company under subsection 5.3 or 5.4 will be to appoint the third party or the registrar and transfer agent as Escrow Agent under this Agreement and the third party or the registrar and transfer agent will be entitled to all the rights of the Escrow Agent under this Agreement, and the Company will be bound by the appointment and by this Agreement as if the third party or the registrar and transfer agent had originally been appointed as Escrow Agent under this Agreement.

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If, at any time, a dispute arises between any of the Company, the Shareholders and the Escrow Agent as to the proper interpretation of this Agreement, the Escrow Agent will be at liberty to deliver any Purchase Funds then held by it in escrow under this Agreement into court and will thereby be released of all further obligations under this Agreement and the Company and the Shareholders will jointly and severally be liable for and will indemnify the Escrow Agent for all fees, charges and expenses of the Escrow Agent charged on a solicitor and own client basis in connection with any such dispute.

FURTHER ASSURANCES

The Company will execute and deliver any further documents and perform any acts necessary to carry out the intent of this Agreement.

TIME

Time is of the essence of this Agreement.

NOTICES

All notices, documents and other communications (“Notices”) required or permitted to be given to the parties to this Agreement shall be in writing, and shall be addressed to the parties as follows or at such other address as the parties may specify from time to time:

the Company:

Baoshinn Corporation
A-B 8/F Hart Avenue
Tsimshatsui, Kowloon, Hong Kong

Attention: Ricky Chiu
Telephone: 852 2815 1355
Facsimile: 852 2722 4008

the Escrow Agent:

Applbaum & Zouvas LLP
925 Hotel Circle South
San Diego, CA 92108

Attention: Luke C. Zouvas, Esq.
Telephone: 619 688 1715
Facsimile: 619 688 1716

Notices must be delivered or sent by telecopier and addressed to the party to which notice is to be given to the address or facsimile number above or to such other address as a party may by Notice to the other parties advise. If Notice is delivered or transmitted by telecopier during the normal business hours of the recipient, it will be deemed to be received when delivered or sent by telecopier. If a Notice is delivered or transmitted by telecopier outside of normal business hours of the recipient, it will be deemed to be received at the commencement of normal business hours of the recipient on the next business day.

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COUNTERPARTS

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

LANGUAGE

Wherever a singular expression is used in this Agreement, that expression is deemed to include the plural or the body corporate where required by the context.

ENUREMENT

This Agreement ensures to the benefit of and is binding on the parties and their successors and permitted assigns.

CONFLICTING AGREEMENTS

Where a provision of this Agreement conflicts or is inconsistent with a provision of the Prospectus, a Subscription any other agreement to which either or both of the Company and the Shareholders are party, the terms of this Agreement will supersede any such conflicting provision.

13.  SHAREHOLDERS

13.1 The Company agrees, guarantees, represents, and warrants to the Escrow Agent that it shall:

(a)	cause all Shareholders to be bound by the terms of this Agreement;

(b)	provide a copy of the Prospectus to all Shareholders;

(c)	obtain properly executed Subscriptions from all Shareholders prior to causing the Shareholders to deliver the Purchase Funds to the Escrow Agent;

(d)	ensure that all Purchase Funds received by the Escrow Agent are received in accordance with the terms of, and commensurate with the number of shares designated in, a properly executed Subscription;

(e)	cause all Purchase Funds raised or received pursuant to the Prospectus and the Subscriptions to be delivered to, and only to, the Escrow Agent;

(f)	advise the Escrow Agent, from time to time and in a diligent and punctual manner, of the identities of all Shareholders;

(g)
provide the Escrow Agent, from time to time, with a Schedule (Schedule “B” to this Agreement) setting out the identity of all Shareholders, the number of Issuance Shares to which they have subscribed under a Subscription, and the amount of Purchase Funds which they shall deliver.

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13.2 The Escrow Agent shall have no obligations to the Shareholders, save and except as set out in this Agreement and the Company agrees to hold the Escrow Agent harmless, and provide the Escrow Agent with a full indemnity, with regards to any claims made by any Shareholders against the Escrow Agent.

IN WITNESS of this Agreement, the parties have executed and delivered this Agreement as of the date given above.

THE COMMON SEAL of Baoshinn Corporation was hereunto affixed in the presence of: /s/ Ricky Chiu Authorized Signatory	) ) ) ) ) )	(C/S)

THIS AGREEMENT WAS EXECUTED ON BEHALF OF ESCROW AGENT was hereunto affixed in the presence of: /s/ Marc Applbaum, Esq. Name	) ) ) ) ) ) )	/s/ Luke C. Zouvas, Esq. Luke C. Zouvas, Esq.

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SCHEDULE “B”

Schedule “B” to the Escrow Agreement between Baoshinn Corporation and Applbaum & Zouvas LLP dated July 1, 2006.

SHAREHOLDER	ISSUANCE SHARES	PURCHASE FUNDS
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.

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  Exhibit 23.1

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this registration statement of Baoshinn Corporation on Form SB-2-A Amendment No. 1 of our report dated June 5, 2006, appearing in this Registration Statement on the financial statements as of March 31, 2006 and 2005, and the preceding two fiscal years then ended. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

Clancy and Co., P.L.L.C.

Scottsdale, Arizona

August 4, 2006

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  Exhibit 99.1

Page - 96

HOW TO SUBSCRIBE

A.	Instructions .

Each person considering subscribing for the Shares should review the following instructions:

Subscription Agreement : Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

The Company shall have the right to accept or reject any subscription, in whole or in part.

An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

Payment : Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of __________ ___, 2006 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on ________ ___ 2006 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). The minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing is 1,000,000 shares, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B.	Communications .

All documents and checks should be forwarded to:

BAOSHINN CORPORATION. A-B 8/F Hart Avenue Tsimshatsui, Kowloon, Hong Kong +852 2815 1355 Fax +852 2722 4008

Attention: Ricky Chiu

THE PURCHASE OF SHARES OF BAOSHINN CORPORATION INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

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BAOSHINN CORPORATION
A-B 8/F Hart Avenue
Tsimshatsui, Kowloon, Hong Kong
+852 2815 1355 Fax +852 2722 4008

SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's SB-2 Registration Statement dated ________ ___, 2006.

Total Number of Shares to be Acquired:_____________________________ . Amount to be Paid (price of $0.30 per Share): ____________________________

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ of _________ , 2006.

Signature	Subscriber's Social Security or Tax Identification Number:
Print Name:
Print Title:	Signature of Co-owners if applicable:
Address:
Number and Street

City, State, Zip

Name as it should appear on the Certificate: ______________________________________________________

If Joint Ownership, check one (all parties must sign above):

[  ] Joint Tenants with Right of Survivorship

[  ] Tenants in Common

[  ] Community Property

If Fiduciary or Business Organization, check one:

[  ] Trust

[  ] Estate

[  ] Power of Attorney[  ]

Name and Type of Business Organization: _______________________________________________________

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ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of BAOSHINN CORPORATION this _____ day of __________ , 2006.

BAOSHINN CORPORATION

By
Ricky Chiu, President

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